                                                                     EXHIBIT 2

                                                               CONFORMED COPY
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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER



                         Dated as of September 22, 1995




                                     Among



                               TIME WARNER INC.,



                                    TW INC.,



                         TIME WARNER ACQUISITION CORP.,



                              TW ACQUISITION CORP.



                                      And



                        TURNER BROADCASTING SYSTEM, INC.





================================================================================

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
 Parties and Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1


                                                  ARTICLE I

                                                 The Mergers

 SECTION 1.01.             The Mergers . . . . . . . . . . . . . . . . . . . . . . . .              2
 SECTION 1.02.             Closing . . . . . . . . . . . . . . . . . . . . . . . . . .              3
 SECTION 1.03.             Effective Time  . . . . . . . . . . . . . . . . . . . . . .              3
 SECTION 1.04.             Effects of the Mergers  . . . . . . . . . . . . . . . . . .              4
 SECTION 1.05.             Charter and By-Laws . . . . . . . . . . . . . . . . . . . .              4
 SECTION 1.06.             Directors . . . . . . . . . . . . . . . . . . . . . . . . .              4
 SECTION 1.07.             Officers  . . . . . . . . . . . . . . . . . . . . . . . . .              5

                                                  ARTICLE II

                                 Effect of the Mergers on the Capital Stock of the
                                 Constituent Corporations; Exchange of Certificates

 SECTION 2.01.             Effect on Parent Capital Stock  . . . . . . . . . . . . . .              5
 SECTION 2.02.             Effect on Company Capital Stock . . . . . . . . . . . . . .             12
 SECTION 2.03.             Exchange of Shares and Certificates . . . . . . . . . . . .             16

                                                  ARTICLE III

                                          Representations and Warranties

 SECTION 3.01.             Representations and Warranties of the Company . . . . . . .             20
 SECTION 3.02.             Representations and Warranties of Parent  . . . . . . . . .             33


                                                  ARTICLE IV

                                     Covenants Relating to Conduct of Business


 SECTION 4.01.             Conduct of Business . . . . . . . . . . . . . . . . . . . .             44
 SECTION 4.02.             No Solicitation . . . . . . . . . . . . . . . . . . . . . .             49

                                                                  Contents, p. 2

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                                                                                                  Page
                                                                                                  ----

                                                   ARTICLE V

                                              Additional Agreements

 SECTION 5.01.             Preparation of Form S-4 and the Proxy Statement;
                                   Shareholders Meeting and Parent's Stockholders
                                   Meeting   . . . . . . . . . . . . . . . . . . . . .             51
 SECTION 5.02.             Letter of the Company's Accountants   . . . . . . . . . . .             52
 SECTION 5.03.             Letter of Parent's Accountants  . . . . . . . . . . . . . .             52
 SECTION 5.04.             Access to Information; Confidentiality  . . . . . . . . . .             52
 SECTION 5.05.             Best Efforts; Notification  . . . . . . . . . . . . . . . .             53
 SECTION 5.06.             Board Authority . . . . . . . . . . . . . . . . . . . . . .             54
 SECTION 5.07.             Public Announcements  . . . . . . . . . . . . . . . . . . .             55
 SECTION 5.08.             Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .             56
 SECTION 5.09.             Indemnification . . . . . . . . . . . . . . . . . . . . . .             57
 SECTION 5.10.             Fees and Expenses . . . . . . . . . . . . . . . . . . . . .             57
 SECTION 5.11.             Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .             58
 SECTION 5.12.             Stock Exchange Listing  . . . . . . . . . . . . . . . . . .             58
 SECTION 5.13.             Execution of the Registration Rights Agreement  . . . . . .             58
 SECTION 5.14.             Tax Treatment . . . . . . . . . . . . . . . . . . . . . . .             58
 SECTION 5.15.             Transfer and Real Property Transfer Gains Taxes . . . . . .             58
 SECTION 5.16.             Material Transactions by Parent . . . . . . . . . . . . . .             59


                                                   ARTICLE VI

                                              Conditions Precedent

 SECTION 6.01.             Conditions to Each Party's Obligation To Effect the
                                   Mergers   . . . . . . . . . . . . . . . . . . . . .             60
 SECTION 6.02.             Conditions to Obligations of Parent, Holdco, Delaware Sub
                                   and Georgia Sub   . . . . . . . . . . . . . . . . .             62
 SECTION 6.03.             Conditions to Obligation of the Company . . . . . . . . . .             64

                                                                  Contents, p. 3

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                                                   ARTICLE VII

                                         Termination, Amendment and Waiver

 SECTION 7.01.             Termination   . . . . . . . . . . . . . . . . . . . . . . .             66
 SECTION 7.02.             Effect of Termination . . . . . . . . . . . . . . . . . . .             68
 SECTION 7.03.             Amendment . . . . . . . . . . . . . . . . . . . . . . . . .             70
 SECTION 7.04.             Extension; Waiver . . . . . . . . . . . . . . . . . . . . .             70
 SECTION 7.05.             Procedure for Termination, Amendment, Extension or Waiver .             71


                                                   ARTICLE VIII

                                                General Provisions

 SECTION 8.01.             Nonsurvival of Representations and Warranties . . . . . . .             72
 SECTION 8.02.             Notices . . . . . . . . . . . . . . . . . . . . . . . . . .             72
 SECTION 8.03.             Definitions . . . . . . . . . . . . . . . . . . . . . . . .             73
 SECTION 8.04.             Interpretation  . . . . . . . . . . . . . . . . . . . . . .             73
 SECTION 8.05.             Counterparts  . . . . . . . . . . . . . . . . . . . . . . .             74
 SECTION 8.06.             Entire Agreement; No Third-Party Beneficiaries  . . . . . .             74
 SECTION 8.07.             Governing Law . . . . . . . . . . . . . . . . . . . . . . .             74
 SECTION 8.08.             Assignment  . . . . . . . . . . . . . . . . . . . . . . . .             74
 SECTION 8.09.             Enforcement . . . . . . . . . . . . . . . . . . . . . . . .             74
 SECTION 8.10.             Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .             75


EXHIBITS

    Exhibit A-1      Form of TBS Affiliate Letter
    Exhibit A-2      Form of Parent Affiliate Letter
    Exhibit B        Form of Registration Rights Agreement
    Exhibit C-1      Form of Investors' Agreement with Principal Shareholder
                     and Related Parties
    Exhibit C-2      Form of Investors' Agreement with Qualified Stockholders
    Exhibit D        Form of Certificates and Letters of Representation
                     regarding Tax Matters

                             Index of Defined Terms
                                       In
               Amended and Restated Agreement and Plan of Merger




 Term                                                     Section
 ----                                                     -------
 "affiliate"                                              8.03(a)
 "Appraisal Shares"                                       2.01(d)
 "Approved Matters"                                       4.01(a)
 "Benefit Plans"                                          3.01(i)
 "Certificates"                                           2.03(b)
 "Certificates of Merger"                                   1.03
 "Changed Parent Stock"                                   2.01(c)
 "Class A Common Stock"                                   2.02(a)
 "Class A Preferred Stock"                                3.01(c)
 "Class B Common Stock"                                   2.02(a)
 "Class B Preferred Stock"                                3.01(c)
 "Class C Preferred Stock"                                2.02(a)
 "Class C Shareholders"                                   3.01(c)
 "Class D Preferred Stock"                                3.01(c)
 "Closing"                                                  1.02
 "Closing Date"                                             1.02
 "Code"                                                   Recitals
 "Common Conversion Number"                               2.02(c)
 "Common Stock Equivalents"                                 5.16
 "Communications Act"                                     3.01(d)
 "Company"                                                Recitals
 "Company Capital Stock"                                  2.02(a)
 "Company Common Stock"                                   2.02(a)
 "Company Disclosure Letter"                              3.01(a)
 "Company Material Adverse Effect"                        3.01(a)

 Term                                                     Section
 ----                                                     -------
 "Company Programming Subsidiary"                         3.01(a)
 "Company Stock Options"                                  3.01(c)
 "Company Stock Plans"                                    3.01(c)
 "Company Subsidiary"                                     3.01(a)
 "Company Warrant"                                        2.02(e)
 "Confidentiality Agreement"                                5.04
 "Corporation"                                              1.05
 "D&O Insurance"                                            5.09
 "Delaware Sub"                                           Recitals
 "DGCL"                                                   1.01(a)
 "Dissenting Shares"                                      2.02(d)
 "Effective Time of the Mergers"                            1.03
 "employee benefit plan"                                  3.02(m)
 "employee pension benefit plan"                          5.08(b)
 "ERISA"                                                  3.01(j)
 "Exchange Act"                                           3.01(d)
 "Exchange Agent"                                         2.03(a)
 "Exchange Fund"                                          2.03(a)
 "FCC"                                                    3.01(d)
 "Filed Parent SEC Documents"                             3.02(g)
 "Filed SEC Documents"                                    3.01(g)
 "Form S-4"                                               3.01(f)
 "Georgia BCC"                                            1.01(b)
 "Georgia Sub"                                            Recitals
 "Governmental Entity"                                    3.01(d)
 "Holdco"                                                 Recitals
 "Holdco Capital Stock"                                   2.01(c)
 "Holdco Common Stock"                                    2.01(b)
 "Holdco LMC Class Stock"                                 2.01(c)

 Term                                                     Section
 ----                                                     -------
 "Holdco LMCN-V Stock"                                    2.01(c)
 "Holdco Series B Preferred Stock"                        2.01(c)
 "Holdco Series D Preferred Stock"                        2.01(c)
 "Holdco Series E Preferred Stock"                        2.01(c)
 "Holdco Series F Preferred Stock"                        2.01(c)
 "Holdco Series G Preferred Stock"                        2.01(c)
 "Holdco Series H Preferred Stock"                        2.01(c)
 "Holdco Series I Preferred Stock"                        2.01(c)
 "Holdco Series L Preferred Stock"                        2.01(c)
 "HSR Act"                                                3.01(d)
 "incentive stock option"                                 2.01(e)
 "Liens"                                                  3.01(b)
 "LMC"                                                    Recitals
 "LMC Agreement"
 "Material Breach"                                       7.01(b)(v)
 "Material Company Subsidiary"                            3.01(a)
 "Material Parent Subsidiary"                             3.02(a)
 "Material Transaction"                                     5.16
 "Maximum Premium"                                          5.09
 "Mergers"                                                Recitals
 "New Line"                                               3.01(c)
 "New Line Debentures"                                    3.01(c)
 "New Line Options"                                       3.01(c)
 "New Line Plans"                                         3.01(c)
 "NYSE"                                                     5.12
 "Original Agreement"                                     Recitals
 "Parent"                                                 Recitals
 "Parent Capital Stock"                                   2.01(a)
 "Parent Common Stock"                                    2.01(a)

 Term                                                     Section
 ----                                                     -------
 "Parent Disclosure Letter"                               3.02(c)
 "Parent Material Adverse Effect"                         3.02(a)
 "Parent Options"                                         3.02(c)
 "Parent Preferred Stock"                                 3.02(c)
 "Parent SEC Documents"                                   3.02(e)
 "Parent Series B Preferred Stock"                        2.01(a)
 "Parent Series C Preferred Stock"                        2.01(a)
 "Parent Series D Preferred Stock"                        2.01(a)
 "Parent Series E Preferred Stock"                        2.01(a)
 "Parent Series F Preferred Stock"                        2.01(a)
 "Parent Series G Preferred Stock"                        2.01(a)
 "Parent Series H Preferred Stock"                        2.01(a)
 "Parent Series I Preferred Stock"                        2.01(a)
 "Parent Series J Preferred Stock"                        2.01(a)
 "Parent Series K Preferred Stock"                        2.01(a)
 "Parent Series L Preferred Stock"                        2.01(a)
 "Parent Stockholder Approvals"                           3.02(i)
 "Parent Stock Plans"                                     3.02(c)
 "Parent Subsidiary"                                      3.02(a)
 "Parent Warrant"                                         2.01(e)
 "Parent's Stockholders Meeting"                          5.01(c)
 "person"                                                 8.03(b)
 "Principal Shareholder"                                  Recitals
 "Programming Agreement"                                  3.01(d)
 "Proxy Statement"                                        3.01(d)
 "Registration Rights Agreement"                            5.13
 "Rights Agreement"                                       3.02(c)
 "SEC"                                                    3.01(a)
 "SEC Documents"                                          3.01(e)

 Term                                                     Section
 ----                                                     -------
 "Section 262"                                            2.01(d)
 "Securities Act"                                         3.01(e)
 "Shareholder Approvals"                                  3.01(d)
 "Shareholders Meeting"                                   5.01(b)
 "subsidiary"                                             8.03(c)
 "Support Agreement"                                      Recitals
 "takeover proposal"                                      4.02(a)
 "Taxes"                                                  3.01(n)
 "Tax Returns"                                            3.01(n)
 "TBS Merger"                                             Recitals
 "TCI"                                                    3.01(m)
 "TBS Surviving Corporation"                              1.01(b)
 "TW Merger"                                              Recitals
 "TW Surviving Corporation"                               1.01(a)
 "TWE"                                                    3.02(a)
 "Voting Agreements"                                      Recitals

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this
               "Agreement") dated as of September 22, 1995, among TIME WARNER INC., a Delaware corporation ("Parent"), TW INC., a Delaware corporation ("Holdco") and a direct wholly owned subsidiary of Parent, TIME WARNER ACQUISITION CORP., a Delaware corporation ("Delaware Sub") and a direct wholly owned subsidiary of Holdco, TW ACQUISITION CORP., a Georgia corporation ("Georgia Sub") and a direct wholly owned subsidiary of Holdco, and TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (the "Company").


          WHEREAS Parent, Delaware Sub and the Company have entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Original Agreement"), providing for the merger of the Company with and into Delaware Sub;

          WHEREAS Section 1.01 of the Original Agreement contemplated that the parties thereto may amend the Original Agreement to provide for a tax-free incorporation transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, Parent, Delaware Sub and the Company wish to amend and restate the Original Agreement in its entirety to provide for such a transaction and to make certain other amendments to the Original Agreement, and Holdco and Georgia Sub wish to become parties thereto;

          WHEREAS, the respective Boards of Directors of Parent, Holdco and Delaware Sub have approved the merger (the "TW Merger") of Delaware Sub into Parent, upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement;

          WHEREAS, the respective Boards of Directors of Holdco, Georgia Sub and the Company have approved the merger (the "TBS Merger" and, together, with the TW Merger, the "Mergers") of Georgia Sub into the Company, upon the terms and subject to the conditions set forth in this Agreement, and have adopted this Agreement;

          WHEREAS Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

          WHEREAS for Federal income tax purposes it is intended that the Mergers qualify as exchanges under Section 351 of the Code or, in the alternative, as reorganizations within the meaning of Section 368(a) of the Code; and

          WHEREAS R. E. Turner, III (the "Principal Shareholder"), and certain of his associates and affiliates have entered into a Shareholders' Agreement with Parent, dated as of September 22, 1995 (the "Support Agreement") and Liberty Media Corporation ("LMC") and certain of its subsidiaries and affiliates have entered into an LMC Agreement with Parent, dated as of September 22, 1995 (as amended, the "LMC Agreement" and, together with the Support Agreement, the "Voting Agreements"), in each case providing, among other things, that such persons will vote their shares of Company Capital Stock (as defined in Section 2.02(a)) in favor of the TBS Merger and the approval and adoption of this Agreement.


          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                 The Mergers

          SECTION 1.01. The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Delaware Sub shall be merged into Parent at the Effective Time of the Mergers (as defined in Section 1.03). Following the TW Merger, the separate corporate existence of Delaware Sub shall cease and Parent shall continue as the surviving corporation (the "TW Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Delaware Sub in accordance with the DGCL. At the election of Parent, any direct wholly owned corporate subsidiary of Holdco may be substituted for Delaware Sub as a constituent corporation in the TW Merger (provided that any such substitution is consistent with the treatment of the TW Merger as an exchange under Section 351 of the Code). In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Georgia Business Corporation Code (the "Georgia BCC"), Georgia Sub shall be merged into the Company at the Effective Time of the Mergers. Following the TBS Merger, the separate corporate existence of Georgia Sub shall cease and the Company shall continue as the surviving corporation (the "TBS Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Georgia Sub in accordance with the Georgia BCC. At the election of Parent, any direct wholly owned corporate subsidiary of Holdco may be substituted for Georgia Sub as a constituent corporation in the TBS Merger (provided that any such substitution is consistent with the treatment of the TBS Merger as an exchange under Section 351 of the Code). In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

          SECTION 1.02. Closing. The closing of the Mergers (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) shall be no later than the second business day after satisfaction of the conditions set forth in Section 6.01 (other than the condition set forth in Section 6.01(d)), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another time, date or place is agreed to in writing by the parties hereto.

          SECTION 1.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file such certificates of merger, articles of merger or other appropriate documents (in any such case, the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and the Georgia BCC and shall make all other filings, recordings or publications required by the DGCL and the Georgia BCC in connection with the Mergers. Each Merger shall become effective at the time specified in the Certificates of Merger, which specified time shall be the same in each Certificate of Merger (the time the Mergers become effective being the "Effective Time of the Mergers").

          SECTION 1.04. Effects of the Mergers. The TW Merger shall have the effects set forth in Section 259 of the DGCL. The TBS Merger shall have the effects set forth in Section 14-2-1106 of the Georgia BCC.

          SECTION 1.05. Charter and By-laws. (a) The Certificate of Incorporation of Parent as in effect immediately prior to the Effective Time of the Mergers shall be amended at the Effective Time of the Mergers so that
Article I thereof reads in its entirety as follows: "The name of the corporation (hereinafter called the "Corporation") is TIME WARNER COMPANIES INC." and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the TW Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-Laws of Delaware Sub as in effect at the Effective Time of the Mergers shall be the By-Laws of the TW Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (c) The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time of the Mergers shall be the Articles of Incorporation of the TBS Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (d) The By-laws of the Company as in effect at the Effective Time of the Mergers shall be the By-laws of the TBS Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Directors. The directors of Delaware Sub and Georgia Sub at the Effective Time of the Mergers shall be the directors of the TW Surviving Corporation and the TBS Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Immediately after the Effective Time of the Mergers, Holdco shall take all action necessary to elect, among others, the Chief Executive Officer of the Company and four other persons to be agreed upon between Parent and the Chief Executive Officer of the Company, as directors of the TBS Surviving Corporation.

          SECTION 1.07. Officers. The officers of Parent and the Company at the Effective Time of the Mergers shall be the officers of the TW Surviving Corporation and the TBS Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

              Effects of the Mergers on the Capital Stock of the Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Parent Capital Stock. As of the Effective Time of the Mergers, by virtue of the TW Merger and without any action on the part of the holder of any shares of Parent Capital Stock (as defined in Section 2.01(a)) or any shares of capital stock of Delaware Sub:

          (a) Capital Stock of Delaware Sub. Each issued and outstanding share of Common Stock, par value $1.00 per share, of Delaware Sub shall be converted into (i) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (ii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series B 6.40% Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series B 6.40% Preferred Stock, par value $1.00 per share, of Parent ("Parent Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (iii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series C Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series C Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series C Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (iv) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series D Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series D Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series D Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (v) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series E Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series E Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series E Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (vi) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series F Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series F Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series F Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (vii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series G Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series G Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series G Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (viii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series H Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series H Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series H Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (ix) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series I Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series I Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series I Preferred Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, (x) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series J Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series J Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series J Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers, (xi) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Series K Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series K Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series K Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time of the Mergers and (xii) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of

Series L Convertible Preferred Stock, par value $1.00 per share, of the TW Surviving Corporation for each share of Series L Convertible Preferred Stock, par value $1.00 per share, of Parent ("Parent Series L Preferred Stock" and, together with the Parent Common Stock, the Parent Series B Preferred Stock, the Parent Series C Preferred Stock, the Parent Series D Preferred Stock, the Parent Series E Preferred Stock, the Parent Series F Preferred Stock, the Parent Series G Preferred Stock, the Parent Series H Preferred Stock, the Parent Series I Preferred Stock, the Parent Series J Preferred Stock and the Parent Series K Preferred Stock, the "Parent Capital Stock") issued and outstanding immediately prior to the Effective Time of the Mergers. For the purposes of this Section 2.01(a), shares of Parent Capital Stock, other than Parent Series C Preferred Stock, held by Parent Subsidiaries (as defined in
Section 3.02(a)) shall be deemed to be not outstanding.

          (b) Cancellation of Treasury Stock. Each share of Parent Capital Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no shares of Common Stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Parent Capital Stock. Subject to Section 2.01(d), each issued share of Parent Capital Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than shares subject to Section 2.01(f)) shall be converted into fully paid and nonassessable shares of the capital stock of Holdco ("Holdco Capital Stock") in accordance with the following table (it being acknowledged that as of November 30, 1995 (the date of execution of this Agreement), (x) no shares of Parent Series E Preferred Stock, Parent Series F Preferred Stock, Parent Series J Preferred Stock, Parent Series K Preferred Stock or Parent Series L Preferred Stock are outstanding and
(y) it is anticipated that no shares of Parent Series C Preferred Stock, Parent Series J Preferred Stock or Series K Parent Preferred Stock will be outstanding immediately prior to the Effective Time of the Mergers):

                Each Share of the                  Number and Class or Series
            Specified Class or Series              of Shares of Holdco Capital
             of Parent Capital Stock               Stock Into Which Converted
            -------------------------              ---------------------------
            Parent Common Stock                    One Share of Holdco Common
                                                   Stock

 Parent Series B Preferred Stock                  One Share of Series B 6.40%
                                                  Preferred Stock, par value
                                                  $0.10 per share, of Holdco
                                                  ("Holdco Series B Preferred
                                                  Stock")

 Parent Series C Preferred Stock                  2.08264 shares of Holdco
                                                  Common Stock

 Parent Series D Preferred Stock                  One share of Series D
                                                  Convertible Preferred Stock,
                                                  par value $0.10 per share, of
                                                  Holdco ("Holdco Series D
                                                  Preferred Stock")

 Parent Series E Preferred Stock                  One share of Series E
                                                  Convertible Preferred Stock,
                                                  par value $0.10 per share, of
                                                  Holdco ("Holdco Series E
                                                  Preferred Stock")

 Parent Series F Preferred Stock                  One share of Series F
                                                  Convertible Preferred Stock,
                                                  par value $0.10 per share, of
                                                  Holdco ("Holdco Series F
                                                  Preferred Stock")

 Parent Series G Preferred Stock                  One share of Series G
                                                  Convertible Preferred Stock,
                                                  par value $0.10 per share, of
                                                  Holdco ("Holdco Series G
                                                  Preferred Stock")

 Parent Series H Preferred Stock                  One share of Series H
                                                  Convertible Preferred Stock,
                                                  par value $0.10 per share, of
                                                  Holdco ("Holdco Series H
                                                  Preferred Stock")

 Parent Series I Preferred Stock                  One share of Series I
                                                  Convertible Preferred Stock,
                                                  par value $0.10 per share, of
                                                  Holdco ("Holdco Series I
                                                  Preferred Stock")

 Parent Series J Preferred Stock                  1,000 shares of Series
                                                  LMCN-V Common Stock, par
                                                  value $0.01 per share, of
                                                  Holdco ("Holdco LMCN-V
                                                  Stock")

 Parent Series K Preferred Stock                  1,000 shares of Series LMC
                                                  Common Stock, par value $0.01
                                                  per share, of Holdco ("Holdco
                                                  LMC Class Stock")

 Parent Series L Preferred Stock                  One share of Series L
                                                  Preferred Stock, par value
                                                  $0.10 per share, of Holdco
                                                  ("Holdco Series L Preferred
                                                  Stock")

As of the Effective Time of the Mergers, all such shares of Parent Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofore representing shares of Parent Capital Stock (other than each certificate theretofore representing Parent Series C Preferred Stock, Parent Series J Preferred Stock or Parent Series K Preferred Stock (the "Changed Parent Stock")), without any action on the part of Holdco, Parent or the holder thereof, shall be deemed to represent an equivalent number of shares of the class or series of Holdco Capital Stock set forth above next to the class or series of Parent Capital Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Parent Capital Stock. As of the Effective Time of the Mergers, each holder of a certificate representing any shares of Changed Parent Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the number of shares of the class or series of Holdco Capital Stock, and in the case of any Parent Series C Preferred Stock any cash in lieu of fractional shares of Holdco Common Stock, set forth above next to the series of Changed Parent Stock formerly represented by such certificate to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03, without interest.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Parent Capital Stock (other than Parent Common Stock) that are outstanding immediately prior to the Effective Time of the Mergers and that are held by any stockholder of Parent who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into Holdco Capital Stock as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder of Appraisal Shares to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be treated as if they had been converted as of the Effective Time of the Mergers into shares of Holdco Capital Stock as provided in Section 2.01(c).

          (e) Exchange Ratio for Parent Options and Parent Warrants. (i) As of the Effective Time of the Mergers, each outstanding Parent Option (as defined in Section 3.02(c)) and each outstanding warrant (a "Parent Warrant") to purchase Parent Common Stock, originally issued in connection with the first issuance of Parent Series B Preferred Stock, shall be assumed by Holdco and converted into an option or warrant, as the case may be, to purchase shares of Holdco Common Stock, as provided below. Following the Effective Time of the Mergers, each Parent Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable Parent Stock Plan (as defined in Section 3.02(c)) pursuant to which such Parent Option was granted, and each Parent Warrant shall continue to have, and shall be subject to, the same terms and conditions, in each case as in effect immediately prior to the Effective Time of the Mergers, except that each such Parent Option or Parent Warrant shall be exercisable for the same number of shares of Holdco Common Stock as the number of shares of Parent Common Stock for which such Parent Option or Parent Warrant was exercisable immediately prior to the Effective Time of the Mergers.

          (ii) As of the Effective Time of the Mergers, Holdco shall enter into an assumption agreement with respect to each Parent Option and each Parent Warrant, which, in the case of any Parent Option, shall provide for Holdco's assumption of the obligations of Parent under the applicable Parent Stock Plan. Prior to the Effective Time of the Mergers, Parent shall make such amendments, if any, to the Parent Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.01(e).

          (iii) It is the intention of the parties that, to the extent that any Parent Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time of the Mergers, such Parent Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Parent Option provided by this Section 2.01(e) shall satisfy the conditions of Section 424(a) of the Code.

          (f) Treatment of Parent Capital Stock Held by Parent Subsidiaries. Notwithstanding anything in this Agreement to the contrary, each share of Parent Capital Stock (other than Parent Series C Preferred Stock) held by any Parent Subsidiary shall be converted into (i) in the case of each share of Parent Common Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Common Stock of the TW Surviving Corporation, (ii) in the case of each share of Parent Series B Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series B 6.40% Preferred Stock of the TW Surviving Corporation, (iii) in the case of each share of Parent Series L Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series L Convertible Preferred Stock of the TW Surviving Corporation, (iv) in the case of each share of Parent Series D Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series D Convertible Preferred Stock of the TW Surviving Corporation, (v) in the case of each share of Parent Series E Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series E Convertible Preferred Stock of the TW Surviving Corporation, (vi) in the case of each share of Parent Series F Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series F Convertible Preferred Stock of the TW Surviving Corporation, (vii) in the case of each share of Parent Series G Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series G Convertible Preferred Stock of the TW Surviving Corporation, (viii) in the case of each share of Parent Series H Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series H Convertible Preferred Stock of the TW Surviving Corporation and (ix) in the case of each share of Parent Series I Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Series I Convertible Preferred Stock of the TW Surviving Corporation.

          SECTION 2.02.  Effect on Company Capital Stock.   As of the Effective
Time of the Mergers, by virtue of the TBS Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Georgia Sub:

          (a) Capital Stock of Georgia Sub. Each issued and outstanding share of capital stock of Georgia Sub shall be converted into (i) one one-millionth (1/1,000,000th) of a fully paid and nonassessable share of Class A Common Stock, par value $.0625 per share, of the TBS Surviving Corporation for each share of Class A Common Stock, par value $.0625 per share, of the Company ("Class A Common Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, other than shares of Class A Common Stock subject to Section 2.02(f), (ii) one one-millionth (1/1,000,000th) of a share of Class B Common Stock, par value $.0625 per share, of the TBS Surviving Corporation for each share of Class B Common Stock, par value $.0625 per share, of the Company ("Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, other than shares of Class B Common Stock subject to Section 2.02(f), and (iii) one one-millionth (1/1,000,000th) of a share of Class C Convertible Preferred Stock, par value $.125 per share, of the TBS Surviving Corporation for each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company ("Class C Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock") issued and outstanding immediately prior to the Effective Time of the Mergers, other than Class C Preferred Stock subject to Section 2.02(f).

          (b) Cancellation of Treasury Stock. Each share of Company Capital Stock that is owned by the Company shall automatically be canceled and retired and shall cease to exist, and no Holdco Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Capital Stock. Subject to Sections 2.02(d), 2.02(f) and 2.03(e), (i) each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.02(b)), shall be converted into the right to receive 0.75 (the "Common Conversion Number") of a fully paid and nonassessable share of Holdco Common Stock and (ii) each issued and outstanding share of Class C Preferred Stock

(other than shares to be canceled in accordance with Section 2.02(b)) shall be converted into the right to receive 4.80 fully paid and nonassessable shares of Holdco Common Stock. As of the Effective Time of the Mergers, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03, without interest.

          (d) Dissenting Shares. (i) The Board of Directors of the Company has adopted a resolution pursuant to Section 1302(c)(2) of the Georgia BCC conferring dissenters' rights with respect to the Company Common Stock in connection with the TBS Merger. Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time of the Mergers and that are held by any shareholder who has delivered to the Company, prior to the Shareholder Approvals (as defined in Section 3.01(d)), a written notice of such shareholder's intent to demand payment for such holder's shares of Company Capital Stock if the TBS Merger is effected, in accordance with Article 13 of the Georgia BCC, and who shall have not voted such shares in favor of the approval and adoption of this Agreement ("Dissenting Shares") shall not be converted into the right to receive Holdco Common Stock as provided in Section 2.02(c), but the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of such Article 13; provided, however, that if any such holder shall fail to perfect or shall otherwise waive the right to demand payment under Article 13 of the Georgia BCC or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by such Article 13, then the right of such holder of Dissenting Shares to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be treated as if they had been converted as of the Effective Time of the Mergers into the right to receive the shares of Holdco Common Stock as provided in Section 2.02(c) and any cash in lieu of fractional shares of Holdco Common Stock as provided in Section 2.03(e), without any interest thereon.

          (ii) The Company shall give Holdco (A) prompt notice of any notices or other instruments received by the Company pursuant to Article 13 of the Georgia BCC and (B) the opportunity to direct all negotiations and proceedings with respect to demands for payment for Dissenting Shares. The Company shall not, except with the prior written consent of Holdco, voluntarily offer to make or make any payment with respect to any demands for payment for Dissenting Shares or offer to settle or settle any such demands.

          (e)  Exchange Ratio for Company Options and Company Warrants.  (i)
As of the Effective Time of the Mergers, each outstanding Company Stock Option (as defined in Section 3.01(c)), each outstanding New Line Option (as defined in Section 3.01(c)) and each outstanding warrant (a "Company Warrant") to purchase Class B Common Stock shall be assumed by Holdco and converted into an option or warrant, as the case may be, to purchase shares of Holdco Common Stock, as provided below. Following the Effective Time of the Mergers, each Company Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable Company Stock Plan (as defined in Section 3.01(c)) pursuant to which such Company Stock Option was granted, as in effect immediately prior to the Effective Time of the Mergers, each New Line Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable New Line Plan (as defined in Section 3.01(c)) pursuant to which such New Line Option was granted, as in effect immediately prior to the Effective Time of the Mergers, and each Company Warrant shall continue to have, and shall be subject to, the same terms and conditions as in effect immediately prior to the Effective Time of the Mergers, except that (i) each such Company Stock Option, New Line Option and Company Warrant shall be exercisable for that number of shares of Holdco Common Stock equal to the product of (x) the number of shares of Class B Common Stock for which such Company Stock Option, New Line Option or Company Warrant was exercisable immediately prior to the Effective Time of the Mergers and (y) the Common Conversion Number, rounded, in the case of any Company Warrant or any Company Stock Option or New Line Option other than any incentive stock option, up and, in the case of any incentive stock option, down to the nearest whole share, if necessary, and (ii) the exercise price per share of such Company Stock Option, New Line Option or

Company Warrant shall be equal to the aggregate exercise price of such Company Stock Option, New Line Option or Company Warrant immediately prior to the Effective Time of the Mergers divided by the number of shares of Holdco Common Stock for which such Company Stock Option, New Line Option or Company Warrant shall be exercisable as determined in accordance with the preceding clause (i), rounded up to the next highest cent, if necessary.

          (ii) As of the Effective Time of the Mergers, Holdco shall enter into an assumption agreement with respect to each Company Stock Option, New Line Option and Company Warrant, which shall provide for Holdco's assumption of the obligations of the Company under the applicable Company Stock Plan, New Line Plan or Warrant Agreement. Prior to the Effective Time of the Mergers, the Company shall make such amendments, if any, to the Company Stock Plans and the New Line Plans and each such Warrant Agreement as shall be necessary to permit such assumption in accordance with this Section 2.02(e).

          (iii) It is the intention of the parties that, to the extent that any Company Stock Option or New Line Option constitutes an incentive stock option immediately prior to the Effective Time of the Mergers, such Company Stock Option or New Line Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Company Stock Options and New Line Options provided by this
Section 2.02(e) shall satisfy the conditions of Section 424(a) of the Code.

          (f) Treatment of Company Capital Stock Held By Parent, Parent Subsidiaries and Company Subsidiaries. Notwithstanding anything in this Agreement to the contrary, each issued and outstanding share of Company Capital Stock held by Parent, Holdco or any of their subsidiaries (including any such shares acquired by Holdco simultaneously with the Effective Time of the Mergers and any such shares held by corporations (other than the Company, but including the Company Subsidiaries) that become subsidiaries of Holdco simultaneously with the Effective Time of the Mergers but excluding any shares acquired pursuant to Section 2.02(a)) shall be converted into (i) in the case of each share of Class A Common Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Class A Common Stock of the TBS Surviving Corporation, (ii) in the case of each share of Class B Common Stock, one one-thousandth

(1/1,000th) of a fully paid and nonassessable share of Class B Common Stock of the TBS Surviving Corporation and (iii) in the case of each share of Class C Preferred Stock, one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Class C Preferred Stock of the TBS Surviving Corporation.

          SECTION 2.03. Exchange of Shares and Certificates. (a) Exchange Agent. As of the Effective Time of the Mergers, Holdco shall deposit with Chemical Bank or such other bank or trust company as may be designated by Holdco (the "Exchange Agent"), for the benefit of the holders of shares of Changed Parent Stock and Company Capital Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Holdco Capital Stock (such shares of Holdco Capital Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Mergers, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 2.01 and 2.02 in exchange for outstanding shares of Changed Parent Stock and Company Capital Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Mergers, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Mergers represented outstanding shares of Changed Parent Stock or Company Capital Stock (the "Certificates") whose shares were converted into the right to receive shares of Holdco Capital Stock pursuant to Section
2.01 or 2.02, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holdco may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holdco Capital Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Holdco, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holdco Capital Stock which such holder has the right to receive pursuant to the provisions of this

Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Changed Parent Stock or Company Capital Stock which is not registered in the transfer records of Parent or the Company, as applicable, a certificate representing the proper number of shares of Holdco Capital Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Holdco Capital Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Holdco that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the certificate representing shares of Holdco Capital Stock and cash in lieu of any fractional shares of Holdco Capital Stock as contemplated by this Section 2.03. No interest shall be paid or accrue on any cash payable in lieu of any fractional shares of Holdco Capital Stock.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Holdco Capital Stock with a record date after the Effective Time of the Mergers shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holdco Capital Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03(e), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Holdco Capital Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Holdco Capital Stock to which such holder is entitled pursuant to Section 2.03(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Mergers theretofore paid with respect to such whole shares of Holdco Capital Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Mergers but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Capital Stock.

          (d) No Further Ownership Rights in Changed Parent Stock and Company Capital Stock. All shares of Holdco Capital Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.03(c) or 2.03(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Changed Parent Stock or Company Capital Stock theretofore represented by such Certificates, subject, however, to the obligation of the TW Surviving Corporation or the TBS Surviving Corporation, as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Mergers which may have been declared or made by Parent or the Company, as applicable, on such shares of Changed Parent Stock and Company Capital Stock in accordance with the terms of this Agreement or prior to September 22, 1995, and which remain unpaid at the Effective Time of the Mergers, and there shall be no further registration of transfers on the stock transfer books of the TW Surviving Corporation or the TBS Surviving Corporation, as applicable, of the shares of Changed Parent Stock or Company Capital Stock which were outstanding immediately prior to the Effective Time of the Mergers. If, after the Effective Time of the Mergers, Certificates are presented to the TW Surviving Corporation or the TBS Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

          (e) Fractional Shares. (i) No certificates or scrip representing fractional shares of Holdco Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Holdco.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Changed Parent Stock or Company Capital Stock converted pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Holdco Common Stock multiplied by the closing price of a share of Parent Common

Stock on the Closing Date as reported on the NYSE-Composite Transactions Tape (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source).

          (iii) Certificates shall be issued by the TW Surviving Corporation and the TBS Surviving Corporation to evidence any fractional shares of the TW Surviving Corporation and the TBS Surviving Corporation, as the case may be, issued pursuant to Section 2.01(a), 2.01(f), 2.02(a) or 2.02(f).

          (iv) Certificates shall be issued by Holdco to evidence any fractional shares of Holdco LMC Class Stock or Holdco LMCN-V Stock issued pursuant to Section 2.01(c).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Mergers shall be delivered to Holdco, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Holdco for payment of their claim for Holdco Capital Stock, any cash in lieu of fractional shares of Holdco Common Stock and any dividends or distributions with respect to Holdco Capital Stock.

          (g) No Liability. None of Parent, Holdco, Delaware Sub, Georgia Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Holdco Capital Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Mergers (or immediately prior to such earlier date on which any shares of Holdco Capital Stock, any cash in lieu of fractional shares of Holdco Capital Stock or any dividends or distributions with respect to Holdco Capital Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the TW Surviving Corporation or the TBS Surviving Corporation, as applicable, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Holdco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Holdco.


                                  ARTICLE III

                        Representations and Warranties

          SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each of the Material Company Subsidiaries (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries (each a "Company Subsidiary") is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its Restated Articles of Incorporation and By-laws and the certificates of incorporation and by-laws or comparable organizational documents of the Material Company Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Material Company Subsidiary" means each Company Subsidiary that (i) constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC") or (ii) is party to an agreement pursuant to which such Company Subsidiary or another Company Subsidiary distributes programming or licenses programming from any person other than a Company Subsidiary and is listed in Section 3.01(a) of the letter from the Company, dated September 22, 1995 addressed to Parent (the "Company Disclosure Letter") (a "Company Programming Subsidiary"). The Company is not in violation of any provision of its Restated Articles of Incorporation or By-laws and no Material Company Subsidiary is in violation of any provision of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Letter sets forth each Material Company Subsidiary and the ownership or interest therein of the Company. All the outstanding shares of capital stock of each such Material Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the Company Subsidiaries and except for the ownership interests set forth in
 Section 3.01(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of September 22, 1995, greater than $2,000,000, in any corporation, partnership, limited liability company, joint venture or other entity.

          (c) Capital Structure. (i) The authorized capital stock of the Company consists of 75,000,000 shares of Class A Common Stock, 300,000,000 shares of Class B Common Stock, 500,000 shares of Class A Serial Preferred Stock, par value $.10 per share (the "Class A Preferred Stock"), 12,600,000 shares of Class B Cumulative Preferred Stock, par value $.125 per share (the "Class B Preferred Stock"), 12,600,000 shares of Class C Preferred Stock and 100,000,000 shares of Class D Serial Preferred Stock, par value $.0625 per share (the "Class D Preferred Stock"). Each share of Class C Preferred Stock is convertible into six shares of Class B Common Stock. At the close of business on

 August 29, 1995, (A)(I) 68,330,388 shares of Class A Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable,
 (II) 137,819,078 shares of Class B Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (III) 12,396,976 shares of Class C Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and (iv) no shares of Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock were issued or outstanding; and (B)(I) 81,822,278 shares of Class B Common Stock were reserved for issuance upon conversion of the Class C Preferred Stock and the Company's Zero Coupon Subordinated Convertible Notes due 2007, (II) 13,904,724 shares of Class B Common Stock were reserved for issuance upon the exercise of outstanding stock options (the "Company Stock Options") granted pursuant to the Company's 1988 Stock Option Plan, the Company's 1993 Stock Option and Equity Award Plan and the agreement, dated June 1, 1993, among CNN America, Inc., the Company, Larry King Enterprises, Inc., and Larry King (the "Company Stock Plans") and (III) 4,892,214 shares of Class B Common Stock were reserved for issuance upon conversion of the 6-1/2% Convertible Subordinated Debentures (the "New Line Debentures") of New Line Cinema Corporation ("New Line"), upon the exercise of outstanding stock options (the "New Line Options") granted pursuant to the New Line 1986 Stock Option Plan, the New Line 1990 Stock Option Plan, the New Line 1991 Stock Option Plan, the Stock Option Agreements, dated January 17, 1986, and February 14, 1990, among New Line, Michael Lynne and Richard L. Blumenthal, the Stock Option Agreements, dated February 14, 1990, September 27, 1990, and January 22, 1993, between New Line and Michael Lynne, and the Stock Option Agreement, dated October 6, 1993, between New Line and Mitch Goldman (the "New Line Plans") or upon the exercise of outstanding warrants issued by New Line pursuant to the Warrant to Purchase Common Stock of New Line, dated May 31, 1991, initially issued to NHI Nelson Holdings International Ltd. Except as set forth above, at the close of business on August 29, 1995, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the conversion of the securities or the exercise of the

 Company Stock Options or other options and warrants referred to in clauses
 (B)(I) through (III) above.  Except as set forth in this Section 3.01(c) or in
 Section 3.01(c) of the Company Disclosure Letter and except for Company Stock Options granted in the ordinary course of business to employees of the Company and the Company Subsidiaries who are not senior executive officers and covering not in excess of an aggregate of 1,000,000 shares of Class B Common Stock for all such grants during the period from September 22, 1995, through the Effective Time of the Mergers, there were not on September 22, 1995, and at the Effective Time of the Mergers there will not be, any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. All shares of Class B Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

          (ii) The Company has previously delivered to Parent (A) a true and complete list of the holders of record of the Class C Preferred Stock (the "Class C Shareholders") and the number of shares of Class C Preferred Stock owned of record by each such Class C Shareholder, (B) a true and complete list of the number of shares of each class of capital stock of the Company owned of record by the Principal Shareholder and each person known by the Company to be an affiliate of the

 Principal Shareholder and (C) true and complete copies of any agreement relating to the ownership or voting of the Class C Preferred Stock to which the Company is a party.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of (i) a majority of the voting power of the outstanding Company Capital Stock, voting as a single class, (ii) a majority of the voting power of the outstanding Class A Common Stock and the Class B Common Stock, voting as a single class, and (iii) the holders of a majority of the outstanding shares of Class C Preferred Stock, voting as a separate class (the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Shareholder Approvals. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in
 Section 3.01(d) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Restated Articles of Incorporation or By-laws of the Company or the comparable organizational documents of any Company Subsidiary, (ii) any agreement pursuant to which the Company or any Company Programming Subsidiary distributes programming or licenses programming from a person other than a Company Subsidiary individually involving annual payments to or by the Company and the Company Subsidiaries of $20,000,000 or more (any such agreement, a "Programming Agreement"), (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (but excluding any Programming Agreement), instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (iii) and (iv), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect, (y) prevent the Company from performing its obligations under this Agreement in any material respect or (z) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including the European Union (a "Governmental Entity"), is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Principal Shareholder as the ultimate parent entity of the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the SEC of (A) a joint proxy statement relating to the meetings of the Company's shareholders and Parent's stockholders to be held in connection with the Mergers and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificates of Merger with the Delaware Secretary of State and the Georgia Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings with, and orders of, the

 Federal Communications Commission (the "FCC") as may be required under the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated by this Agreement and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (x) as may be required under the laws of any foreign country in which the Company or any of the Company Subsidiaries conducts any business or owns any property or assets or (y) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

          (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1992 (the "SEC Documents"; such term, when used with respect to such documents filed prior to September 22, 1995, shall mean such documents as amended prior to September 22, 1995). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later Filed SEC Document (as defined in Section 3.01(g)). Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, neither the Company's Annual Report on Form 10-K for the year ended December 31, 1994, nor any SEC Document filed after December 31, 1994, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and the consolidated Company Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Holdco in connection with the issuance of Holdco Capital Stock in the Mergers (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or Parent's stockholders or at the time of the Shareholders Meeting (as defined in Section 5.01(b)) or the Parent's Stockholders Meeting (as defined in
 Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to September 22, 1995 (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been:

               (i) any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in a change or effect) which, individually or in the aggregate, has had or is likely to have, a Company Material Adverse Effect;

               (ii) except for regular quarterly dividends not in excess of $.0175 per share of Class A Common Stock, $.0175 per share of Class B Common Stock and $.105 per share of Class C Preferred Stock, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Capital Stock;

               (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Company's capital stock;

               (iv) except as disclosed in Section 3.01(g) of the Company Disclosure Letter, (A) any granting by the Company or any Company Subsidiary to any executive officer of the Company or any of the Company Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (B) any granting by the Company or any of the Company Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, or (C) any entry by the Company or any of the Company Subsidiaries into any employment, severance or termination agreement with any such executive officer (other than, in the case of clauses (B) and (C), for any such item entered into after September 22, 1995, in compliance with Section 4.01(a)(ix));

               (v) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Company Material Adverse Effect; or

               (vi) any change in accounting methods, principles or practices by the Company or any Material Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) Litigation. Except as disclosed in the Filed SEC Documents or in Section 3.01(h) of the Company Disclosure Letter, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or
 (ii) prevent the Company from performing its obligations under this Agreement in any material respect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any Company Material Adverse Effect. As of

 September 22, 1995, except as disclosed in the Filed SEC Documents or in
 Section 3.01(h) of the Company Disclosure Letter, there was no suit, action or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Mergers or any of the transactions contemplated by this Agreement.

          (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 3.01(i) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of the Company Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries (collectively, "Benefit Plans").

          (j) ERISA Compliance. Except as described in the Filed SEC Documents or in Section 3.01(j) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in
 Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in
 Section 3.01(j) of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically referred to in Section 3.01(j) of the Company Disclosure Letter.

          (k) Voting Requirements. The Shareholder Approvals are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (l)  Brokers; Schedule of Fees and Expenses.  Except as set forth in
 Section 3.01(l) of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company will pay the fees and expenses of the persons listed in Section 3.01(1) of the Company Disclosure Letter. The fees incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement for the persons listed in Section 3.01(l) of the Company Disclosure Letter are set forth in Section 3.01(l) of the Company Disclosure Letter. The Company has furnished to Parent true and complete copies of all the agreements referred to in Section 3.01(l) of the Company Disclosure Letter and all indemnification and other agreements related to the engagement of the persons so listed.

          (m) Opinions of Financial Advisors. The Company has received the opinions of CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the respective dates of such opinions (i) in the case of the CS First Boston Corporation opinion, the consideration to be received by the Company's shareholders in the TBS Merger is fair to the Company's shareholders (other than Parent) from a financial point of view, and (ii) in the case of the Merrill Lynch, Pierce, Fenner & Smith Incorporated opinion, the consideration to be received by shareholders of the Company (other than Tele-Communications, Inc. ("TCI"), and its affiliates and Parent) is fair to such shareholders from a financial point of view and, in the context of the governance arrangements relating to the Company's ability to consummate the TBS Merger, the financial terms of the transactions to be entered into between the Company, Parent and their respective affiliates, on the one hand, and TCI, on the other hand, are fair from a financial point of view to the Company and its shareholders (other than TCI and its affiliates and Parent), a signed copy of which opinions have been delivered to Parent.

          (n) Taxes. (i) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Mergers. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                (ii) The Company and each Company Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time of the Mergers, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Mergers.

               (iii) For purposes of this Agreement, the following terms shall have the following meanings:

                  (A) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                  (B) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

          (o) Compliance with Laws. Neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations (including the Communications Act and the FCC's rules and regulations), except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

               SECTION 3.02. Representations and Warranties of Parent. Parent represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent, Holdco and Delaware Sub and each of the Material Parent Subsidiaries (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and Parent's subsidiaries, including Holdco and Delaware Sub (each a "Parent Subsidiary"), is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Parent and the Parent Subsidiaries, taken as a whole (a "Parent Material Adverse Effect").
 As of
 the date of execution of this Agreement, Georgia Sub is, and on the Closing Date Georgia Sub will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. As of the date of execution of this Agreement, Georgia Sub has, and on the Closing Date Georgia Sub will have, the requisite power and authority to carry on its business as now conducted. As of the date of execution of this Agreement, Georgia Sub is, and on the Closing Date Georgia Sub will be, duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Parent Material Adverse Effect. Prior to the date of execution of this Agreement, Parent has delivered to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws or comparable organizational documents of Holdco, Delaware Sub, Georgia Sub and the Material Parent Subsidiaries, in each case as amended to the date of delivery. None of Parent, Holdco, Delaware Sub and Georgia Sub is in violation of any provision of its certificate of incorporation or by-laws and no Material Parent Subsidiary is in violation of any provision of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Parent Material Adverse Effect. Time Warner Entertainment Company, L.P. ("TWE"), and each other Parent Subsidiary that constitutes a significant subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC (determined without regard to paragraph (3) of the definition thereof) is referred to herein as a "Material Parent Subsidiary".

          (b) Subsidiaries. Section 3.02(b) of the Parent Disclosure Letter (as defined in Section 3.02(c)) sets forth as of September 22, 1995, each Material Parent Subsidiary and the ownership or interest therein of Parent. All the outstanding shares of capital stock of each such Material Parent Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.02(b) of the Parent Disclosure Letter, are owned by Parent, by another

 Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all Liens. Except for the ownership interests in the Parent Subsidiaries and except for the ownership interests set forth in Section 3.02(b) of the Parent Disclosure Letter, as of September 22, 1995, Parent did not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of September 22, 1995, greater than $5,000,000, in any corporation, partnership, limited liability company, joint venture or other entity.

          (c) Capital Structure. As of September 22, 1995, the authorized capital stock of Parent consisted of 750,000,000 shares of Parent Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). At the close of business on August 31, 1995, (i) (A) 387,166,475 shares of Parent Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (B) 43,739,664 shares of Parent Common Stock were held by Parent Subsidiaries and (C) 1,988,026 shares of Parent Common Stock were held by Parent in treasury, (ii) 464,638 shares of Parent Series B Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (iii) 3,264,508 shares of Parent Series C Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (iv) 11,000,000 shares of Parent Series D Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (v) 82,786,025 shares of Parent Common Stock were reserved for issuance pursuant to the Time Warner 1981 Stock Option Plan, the Time Warner 1986 Stock Option Plan, the 1988 Stock Incentive Plan of Time Warner Inc., the Time Warner 1989 Stock Incentive Plan, the Time Warner 1989 WCI Replacement Stock Option Plan, the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan, the Time Warner 1993 Stock Option Plan, the Time Warner 1994 Stock Option Plan, the Time Warner Corporate Group Stock Incentive Plan, the Time Warner Cable Television Group Stock Incentive Plan, the Time Warner Filmed Entertainment Group Stock Incentive Plan, the Time Warner Music Group Stock Incentive Plan, the Time Warner Programming Group Stock Incentive Plan, the Time Warner Publishing Group Stock Incentive Plan and the Time Warner 1988 Restricted Stock Plan for Non-Employee

 Directors (the "Parent Stock Plans" and the options granted thereunder being the "Parent Options"), (vi) 4,000,000 shares of Parent Preferred Stock were reserved for issuance in connection with the rights to purchase shares of Parent Common Stock pursuant to the Rights Agreement dated as of January 20, 1994 (the "Rights Agreement"), between Parent and Chemical Bank, as Rights Agent, and (vii) additional shares of capital stock of Parent were reserved for issuance as described in Section 3.02(c) of the letter from Parent, dated September 22, 1995, addressed to the Company (the "Parent Disclosure Letter"). Except as set forth above, at the close of business on August 31, 1995, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All shares of Holdco Capital Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above or in Section 3.02(c) of the Parent Disclosure Letter, as of September 22, 1995, there were not any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to issue, transfer, grant or sell, or cause to be issued, transferred, granted or sold, additional shares of capital stock or other voting securities of Parent or any Material Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 3.02(c) of the Parent Disclosure Letter, as of September 22, 1995, there were not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Material Parent Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a wholly owned Parent Subsidiary). The authorized capital stock of Holdco consists of 100 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien. The authorized capital stock of Delaware Sub consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and on the date of execution of this Agreement are, and will on the Closing Date be, owned by Holdco free and clear of any Lien. The authorized capital stock of Georgia Sub on the date of execution of this Agreement consists, and on the Closing Date will consist, of 1,000 shares of Common Stock, par value $1.00 per share, all of which on the date of execution of this Agreement have been, and on the Closing Date will have been, validly issued and on the date of execution of this Agreement are, and on the Closing Date will be, fully paid and nonassessable and owned by Holdco free and clear of any Lien.

          (d) Authority; Noncontravention. Parent, Holdco, Delaware Sub and Georgia Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approvals (as defined in Section 3.02(i)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent, Holdco, Delaware Sub and Georgia Sub and the consummation by Parent, Holdco, Delaware Sub and Georgia Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent, Holdco, Delaware Sub and Georgia Sub, subject to the Parent Stockholder Approvals. This Agreement has been duly executed and delivered by Parent, Holdco, Delaware Sub and Georgia Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. Except as set forth in Section 3.02(d) of the Parent Disclosure Letter, the execution and delivery of this Agreement by Parent, Holdco, Delaware Sub and Georgia Sub do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Holdco, Delaware Sub, Georgia Sub or any other Parent Subsidiary under, (i) the Restated Certificate of Incorporation or by-laws of Parent or the certificate of incorporation or by-laws or comparable organizational documents of Holdco, Delaware Sub, Georgia Sub or any other Parent Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Holdco, Delaware Sub, Georgia Sub or any other Parent Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Holdco, Delaware Sub, Georgia Sub or any other Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent Material Adverse Effect, (y) prevent Parent, Holdco, Delaware Sub or Georgia Sub from performing their respective obligations under this Agreement in any material respect or (z) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Holdco, Delaware Sub, Georgia Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent, Holdco, Delaware Sub or Georgia Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act and possible filings of premerger notification and report forms by shareholders of the Company under the HSR Act with respect to the acquisition of shares of Holdco Common Stock pursuant to the Mergers, (ii) the filing with the SEC of the Proxy Statement and the Form S-4 and such reports under Sections 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement and the receipt of all state securities or "blue sky" authorizations necessary to issue Holdco Capital Stock as contemplated by this Agreement, (iii) the filing of the Certificates of Merger with the Delaware Secretary of State and the Georgia Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings with, and orders of, the FCC under the Communications Act and the FCC's rules and regulations as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (v) such filings with, and orders of, cable franchising authorities as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vi) the filing of a Restated Certificate of Incorporation for Holdco (as contemplated by Section 4.01(b)) with the Delaware Secretary of State, (vii) such filings by Holdco as may be necessary for Holdco to qualify to do business in appropriate jurisdictions and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (x) as may be required under the laws of any foreign country in which Parent or any of the Parent Subsidiaries conducts any business or owns any property or assets or (y) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent, Holdco, Delaware Sub or Georgia Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

          (e) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1992 (the "Parent SEC Documents"; such term, when used with respect to such documents filed prior to September 22, 1995, shall mean such documents as amended prior to September 22, 1995). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later Filed Parent SEC Document (as defined in Section 3.02(g)). Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, neither Parent's Annual Report on Form 10-K for the year ended December 31, 1994, nor any Parent SEC Document filed after December 31, 1994, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and the consolidated Parent Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and the consolidated Parent Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

          (f) Information Supplied. None of the information supplied or to be supplied by Parent, Holdco, Delaware Sub or Georgia Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
 (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Com-pany's shareholders or Parent's stockholders or at the time of the Shareholders Meeting or the Parent's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to September 22, 1995 (the "Filed Parent SEC Documents"), or in Section 3.02(g) of the Parent Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent has conducted its business only in the ordinary course, and there has not been:

               (i) any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in a change or effect) which, individually or in the aggregate, has had or is likely to have, a Parent Material Adverse Effect;

               (ii) except for regular quarterly dividends not in excess of $0.09 per share of Parent Common Stock and the stated or required amount of dividends on any series of Parent Preferred Stock, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Parent Common Stock or any series of Parent Preferred Stock;

               (iii) any split, combination or reclassification of the Parent Common Stock or any issuance or, except as contemplated by this

          Agreement, the authorization of any issuance of any other securities in exchange or in substitution for shares of the Parent Common Stock;

               (iv) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Parent Material Adverse Effect; or

               (v) any change in accounting methods, principles or practices by Parent or any Material Parent Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) Litigation. Except as disclosed in the Filed Parent SEC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of Parent, threatened against or affecting Parent or any of the Parent Subsidiaries (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a Parent Material Adverse Effect or
 (ii) prevent Parent, Holdco, Delaware Sub or Georgia Sub from performing their respective obligations under this Agreement in any material respect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any Parent Material Adverse Effect. As of September 22, 1995, except as disclosed in the Filed Parent SEC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there was no suit, action or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any of the Parent Subsidiaries (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Mergers or any of the transactions contemplated by this Agreement.

          (i) Voting Requirements. The adoption of this Agreement by the holders of a majority in voting power of the outstanding Parent Common Stock and the outstanding voting Parent Preferred Stock, voting together as a single class (the "Parent Stockholder Approvals"), is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (j) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

          (k) Taxes. (i) Parent and each Parent Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Mergers. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

          (ii) Parent and each Parent Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time of the Mergers, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Mergers.

          (l) Compliance with Laws. Neither Parent nor any of the Parent Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations (including the Communications Act and the FCC's rules and regulations), except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

          (m) ERISA Compliance. Except as described in the Parent Filed SEC Documents or as would not have a Parent Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Parent or any Parent Subsidiary that are sponsored, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in
 Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Parent nor any Parent Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of Parent are any such liabilities or obligations expected to be incurred.

          (n) Operations of Holdco, Delaware Sub and Georgia Sub. Holdco does not, and will not prior to the Closing, engage in any significant business activities or conduct any significant operations other than in connection with the transactions contemplated by this Agreement. Each of Delaware Sub and Georgia Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                  Covenants Relating to Conduct of Business

          SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from September 22, 1995, to the Effective Time of the Mergers, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations (including the Communications Act and the FCC's rules and regulations) and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from September 22, 1995, to the Effective Time of the Mergers, except for Approved Matters (as defined below) the Company shall not, and shall not permit any of the Company Subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent and regular quarterly cash dividends on the Company Capital Stock in an amount per share per quarter for each class of Company Capital Stock not in excess of the amount paid for the quarter immediately preceding September 22, 1995, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than, in the case of this clause (z), for the redemption of New Line Debentures following a call by the Company for redemption of all the New Line Debentures);

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of shares of Class B Common Stock upon the exercise of Company Stock Options outstanding on September 22, 1995, and in accordance with their then terms, (y) the issuance of shares of Class B Common Stock reserved for issuance as described in clauses (B)(I) and (B)(III) of Section 3.01(c) and (z) the grant of Company Stock Options permitted under Section 3.01(c)(i) and the issuance of shares of Class B Common Stock upon the exercise thereof);

          (iii) amend its articles of incorporation, by-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than encumbrances and Liens that are incurred in the ordinary course of business;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or
 (z) make any loans, advances (other than advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Company Subsidiary;

          (vii) make or agree to make any new capital expenditure or expenditures;

          (viii) make any material Tax election or settle or compromise any material Tax liability or refund;

          (ix) except in the ordinary course of business pursuant to employment agreements or Benefit Plans existing on September 22, 1995, or as required by applicable laws, (A) increase the compensation payable or to become payable to its executive officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee of the Company or any Company Subsidiary or (C) establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement (other than any collective bargaining agreement for the film production operations of the Company and the Company Subsidiaries) or any stock option, employee benefit plan, agreement or policy except as contemplated by this Agreement; provided, however, that this clause (ix) shall not prohibit the Company or any Company Subsidiary from (1) entering into any employment agreement with any employee (other than any executive officer of the Company) (x) whose current employment agreement is expiring, (y) contemporaneously with the hiring of such employee or (z) contemporaneously with the promotion of such employee, if, in each case, such employment agreement does not provide for salary in excess of $200,000 in any year, does not have a term in excess of five years and is entered into in the ordinary course of business consistent with prior practice, in the case of clause (x) above, such new employment agreement is substantially similar to the expiring agreement and, in the case of clause (y) or (z) above, such employment agreement is substantially similar to current employment agreements for employees of the Company and the Company Subsidiaries at the applicable level, (2) entering into talent agreements in the ordinary course of its film production operations consistent with prior practice, or (3) making any severance payment, including any payment in settlement of litigation arising out of or resulting from the cessation of employment, to any employee or former employee (other than any executive officer or former executive officer of the Company) in excess of the amounts otherwise permitted under this clause (ix) if the excess amount of such payment does not, in any case, exceed $50,000;

          (x) except as contemplated by Section 2.02(e), and without limiting the generality of clause (ix) above, make any amendment to any Company Stock Plan or New Line Plan as a result of this Agreement or in contemplation of the Mergers;

          (xi) terminate or amend on terms less favorable to the Company any agreement filed as an exhibit to any SEC Document or any Programming Agreement; or

          (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

          For purposes of this Agreement, "Approved Matters" means matters that are (x) expressly included in a Master Budget contemplated by Section 3 of
Article XII of the By-Laws of the Company as in effect on September 22, 1995, or as approved by Parent after September 22, 1995, and prior to its approval by the Board of Directors of the Company or (y) otherwise approved in writing by Parent. Each matter subject to Section 3 of Article XII of the By-laws of the Company shall first be submitted to Parent for its approval and shall only thereafter be submitted to the Board of Directors of the Company to the extent Parent shall have approved such matter.

          (b) Certificate of Incorporation and By-Laws of Holdco. Simultaneously with or prior to the Effective Time of the Mergers, Parent shall cause the certificate of incorporation of Holdco to be amended to read in the form of the Restated Certificate of Incorporation of Parent, and shall cause the By-laws of Holdco to be amended to read in the form of the By-laws of Parent, in each case as in effect immediately prior to the Effective Time of the Mergers, together with such changes thereto as Parent and the Company may from time to time agree; provided, however, that changes reasonably necessary to give effect to the creation of the Holdco LMC Class Stock and the Holdco LMCN-V Stock in accordance with the LMC Agreement, to increase the authorized Holdco Capital Stock and to reduce the par value per share of Holdco Capital Stock shall not require the agreement of the Company. During the period from September 22, 1995, to the Effective Time of the Mergers, except as contemplated by this Agreement, Parent shall not amend its Restated Certificate of Incorporation or By-laws in any manner that would be materially adverse to the holders of Parent Common Stock.

          (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Mergers set forth in Article VI not being satisfied.

          (d) Advice of Changes. The Company and Parent shall promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

          SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any Company Subsidiary to, (i) solicit, initiate or encourage the submission of any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written takeover proposal to the Company or its shareholders, if and only to the extent that (1) the Board of Directors of the Company determines in good faith based on written advice of its outside legal counsel that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to shareholders under applicable law and
(2) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person, the Board of Directors of the Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (as defined in Section 5.04), or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of the Company Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of the Company Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any of the Material Company Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, more than 15% of any class of voting securities of the Company or any of the Material Company Subsidiaries, or assets representing a substantial portion of the assets of the Company and the Company Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or any of its officers, investment bankers, attorneys or other advisors or representatives with any parties conducted heretofore with respect to any of the foregoing.

          (b) Subject to Section 7.01(e), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the adoption, approval or recommendation by such Board of Directors or any such committee of this Agreement or the TBS Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) The Company promptly shall advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. The Company shall keep Parent promptly and fully informed in all material respects of the status and details of any such takeover proposal or inquiry.


                                   ARTICLE V

                            Additional Agreements

          SECTION 5.01. Preparation of Form S-4 and the Proxy Statement; Shareholders Meeting and Parent's Stockholders Meeting. (a) As soon as practicable following September 22, 1995, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent and Holdco shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of the Company, Parent and Holdco shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders or Parent's stockholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Holdco shall take any action (other than qualifying to do business in any jurisdiction in which Parent is not now so qualified) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Holdco Capital Stock pursuant to the Mergers, and the Company shall furnish all information concerning the Company and the holders of the Company Capital Stock and rights to acquire Company Capital Stock pursuant to the Company Stock Plans or the New Line Plans as may be reasonably requested in connection with any such action.

          (b) The Company shall, as soon as practicable, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the Shareholder Approvals. Subject to
Section 7.01(e), the Company shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. Parent shall vote or cause to be voted all the shares of Company Capital Stock owned of record by Parent or any Parent Subsidiary in favor of the Shareholder Approvals.

          (c) Parent shall, as soon as practicable, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent's Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approvals. Subject to any contrary fiduciary obligations, Parent shall, through its Board of Directors, recommend to its stockholders approval of the matters submitted to them for such purpose.

          SECTION 5.02. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent and Holdco a letter of Price Waterhouse LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent and Holdco, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 5.03. Letter of Parent's Accountants. Parent shall use its best efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants, and, with respect to persons or assets acquired by Parent, one or more other independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 5.04. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Mergers to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by law, each of the Company and Parent shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 26, 1995, between the Company and Parent (the "Confidentiality Agreement").

          SECTION 5.05. Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement and, in the case of Parent, in the LMC Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement and the Voting Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Voting Agreements or the consummation of the transactions contemplated by this Agreement or the Voting Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement, the Voting Agreements and the Investors' Agreements referred to in Section 6.02(f) so as to render inadvisable the consummation of the Mergers or (y) to result in the imposition of a condition or restriction of the type referred to in clause (ii), (iii) or (iv) of Section 6.02(e). In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all reasonable action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the TBS Merger, this Agreement or any of the other transactions contemplated by this Agreement or the Voting Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the TBS Merger, this Agreement or any other transaction contemplated by this Agreement or any Voting Agreement, take all action necessary so that the TBS Merger and the other transactions contemplated by this Agreement and the Voting Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreements and otherwise to minimize the effect of such statute or regulation on the TBS Merger and the other transactions contemplated by this Agreement and the Voting Agreements.

          (b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 5.06. Board Authority. The Company represents and warrants to Parent that (a) on or prior to September 22, 1995, the Board of Directors of the Company has adopted resolutions providing that (i) any action to be subsequently taken by the Board of Directors of the Company to implement the transactions contemplated by this Agreement (excluding any amendment to this Agreement or to the other agreements entered into in connection with the Mergers to which the Company is a party) shall be authorized if approved by a majority vote of the directors of the Company (other than any directors that are interested directors under Section 3 of Article XII of the Company's By-laws) present and voting at a meeting at which a quorum is present, without regard to class, and (ii) any action to be subsequently taken by the Company to implement the transactions contemplated by this Agreement (excluding any amendment to this Agreement or to the other agreements entered into in connection with the Mergers to which the Company is a party) that otherwise requires the approval of the Board of Directors of the Company shall be authorized if approved by a majority vote of the directors of the Company

(other than any directors that are interested directors under Section 3 of Article XII of the Company's By-laws) present and voting at a meeting at which a quorum is present, without regard to class, and (b) such resolutions were validly adopted, are in full force and effect, do not conflict with any provision of the Company's Articles of Incorporation or By-laws or any contract, agreement or other instrument to which the Company is a party and are effective in accordance with their terms. The Board of Directors of the Company shall not amend, rescind or repeal any of such resolutions. The Company shall not enter into any contract, agreement or other instrument, or adopt any resolution, that, directly or indirectly, would (A) result in any action to be taken by the Board of Directors of the Company to implement the transactions contemplated by this Agreement (excluding any amendment to this Agreement or to the other agreements entered into in connection with the Mergers to which the Company is a party) requiring any approval other than the approval by the majority vote of all the directors of the Company (other than any directors that are interested directors under Section 3 of Article XII of the Company's By-laws) present and voting at a meeting at which a quorum is present, without regard to class, or (B) result in any action to be taken by the Company to implement the transactions contemplated by this Agreement requiring the approval (if not required as of September 22, 1995) of the directors of the Company or any group or committee thereof. The Company represents and warrants to Parent that neither the Company nor its Board of Directors was subject to any such contract, agreement or other instrument as of September 22, 1995.

          SECTION 5.07. Public Announcements. Parent, Holdco, Delaware Sub and Georgia Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 5.08. Benefit Plans. (a) Maintenance of Benefits. For a period of two years after the Effective Time of the Mergers, Holdco shall (i) either (A) maintain or cause the TBS Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the TBS Surviving Corporation, its successors or assigns) to maintain the Benefit Plans (other than medical plans) at the benefit levels in effect on September 22, 1995 or (B) provide or cause the TBS Surviving Corporation (or, in such case, its successors or assigns) to provide benefits to employees of the Company and the Company Subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on September 22, 1995 and (ii) provide or cause to be provided medical benefits to employees of the Company and the Company Subsidiaries that are substantially equivalent to those provided to similarly situated employees of the TW Surviving Corporation.

          (b) Service. With respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent, Holdco or any other Parent Subsidiary (including any severance plan), for purposes of determining eligibility to participate, vesting, entitlement to benefits, benefit accrual (but in the case of any "employee pension benefit plan", as defined in Section 3(2) of ERISA, solely to the extent necessary to comply with Section 5.08(a)) and in all other respects where length of service is relevant, service with the Company or any Company Subsidiary shall be treated as service with Parent, Holdco or the other Parent Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

          (c) Third Party Beneficiaries. This Section 5.08 is intended to be for the benefit of and shall be enforceable by each person who is an employee of the Company or any Company Subsidiary as of the Effective Time of the Mergers (but only with respect to those provisions applicable to such employee), and his heirs and personal representatives and, to the extent set forth above, shall be binding on all successors and assigns of Parent, Holdco, the other Parent Subsidiaries, the Company and the Company Subsidiaries. To the extent that any provision of this Section 5.08 shall be reflected in a plan or arrangement subject to ERISA, the exclusive remedy of any employee referred to in the preceding sentence with respect to such provisions or request for a related benefit provided by such plan or arrangement shall be the claims procedure under such plan or arrangement.

          SECTION 5.09. Indemnification. Parent, Holdco and Georgia Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Mergers existing as of September 22, 1995, in favor of the current or former directors or officers of the Company as provided in its Restated Articles of Incorporation or By-laws shall survive the TBS Merger and shall continue in full force and effect in accordance with their terms from the Effective Time of the Mergers until the expiration of the applicable statute of limitations with respect to any claims against the current or former directors or officers of the Company arising out of such acts or omissions. Holdco shall cause to be maintained for a period of not less than six years from the Effective Time of the Mergers the Company's directors' and officers' insurance and indemnification policy in effect as of September 22, 1995, to the extent that it provides coverage for events occurring prior to the Effective Time of the Mergers (the "D&O Insurance") for all persons who are directors and officers of the Company who are covered persons under the Company's D&O insurance policies in effect on September 22, 1995, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to September 22, 1995 (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Holdco shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $947,602.

          SECTION 5.10. Fees and Expenses. Except as provided in Sections 5.15, 7.02(a), 7.02(b) and 7.02(c), all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

          SECTION 5.11. Affiliates. Prior to the Closing Date, the Company shall deliver to each of Parent and Holdco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of

Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person, and Parent shall use its best efforts to cause each of its "affiliates", to deliver to Holdco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A.

          SECTION 5.12. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Holdco Common Stock to be issued in the Mergers and pursuant to the Company Stock Options, the New Line Options, the notes referred to in Section 3.01(c)(i)(B)(I) and the other securities referred to in
Section 3.01(c)(i)(B)(III) to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.13.  Execution of the Registration Rights Agreement.
Holdco shall execute and deliver to the other parties thereto the Registration Rights Agreement in the form of Exhibit B (the "Registration Rights Agreement") at or prior to the Closing.

          SECTION 5.14. Tax Treatment. Each of Parent, Holdco and the Company shall use its reasonable best efforts to cause the Mergers to qualify as exchanges governed by Section 351 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(d) and 6.03(d).

          SECTION 5.15. Transfer and Real Property Transfer Gains Taxes. Holdco shall be responsible for any liabilities, without deduction or withholding from any amount payable to the holders of Parent Capital Stock or Company Capital Stock, arising under any New York State Real Estate Transfer Tax, New York State Tax on Gains Derived from certain Real Property Transfers, New York City Real Property Transfer Tax, New York State Stock Transfer Tax and any similar taxes imposed by any other city or State of the United States (and any penalties and interest with respect to such Taxes), to the extent any such Taxes become payable in connection with the transactions contemplated by this Agreement, on behalf of the holders of Parent Capital Stock or Company Capital Stock. The Company and Holdco shall cooperate in complying with the requirements of such Taxes. Holders of Parent Capital Stock or Company Capital Stock shall be bound by the values and allocations established by Holdco and the Company on any Tax Returns relating to any such Taxes.

          SECTION 5.16. Material Transactions by Parent. Parent shall promptly notify the Company if, after September 22, 1995, and prior to the Effective Time of the Mergers, Parent or any Parent Subsidiary enters into a definitive agreement providing for the implementation of a Material Transaction (as defined below). In such event, the Board of Directors of the Company may request the Company's financial advisor, CS First Boston Corporation, to deliver a written opinion, substantially in the same form as the opinion referred to in Section 3.01(m), that, after giving effect to the Material Transaction, the consideration to be received by the Company's shareholders in the TBS Merger is fair to the Company's shareholders (other than Parent) from a financial point of view. The Company and Parent shall cooperate in furnishing such information to CS First Boston Corporation as shall be reasonably required in order for such opinion to be delivered as promptly as practicable, and the Company shall use all commercially reasonable efforts to cause such opinion or the written advice referred to in the following sentence to be delivered within 15 days following request therefor from the Company. In the event that CS First Boston Corporation advises the Company and Parent in writing that it is unable to deliver such opinion, the Company shall be entitled to terminate this Agreement pursuant to Section 7.01(f), if such termination is approved by the Board of Directors of the Company. For purposes of this Agreement, "Material Transaction" means (i) the issuance by Parent of more than 90,000,000 "common stock equivalents" (one common stock equivalent being equal to one share of Parent Common Stock, including any share of Parent Common Stock issuable by Parent upon conversion, exercise or exchange of any other capital stock, warrant or other security or right of Parent, any Parent Subsidiary or any other controlled affiliate of Parent) in any single transaction or in any series of individual transactions (excluding (A) any transaction involving an exchange by Parent on a one-for-one basis of newly issued shares of Parent Series L Preferred Stock for outstanding shares of Parent Series C Preferred Stock and (B) any transaction contemplated by the elective merger letter agreement dated as of September 22, 1995, between Parent and LMC, if, in the case of this clause (B), such transaction is not reasonably likely to (1) cause the satisfaction of any condition set forth in Article VI to be delayed in any material respect or (2) make the satisfaction of any such condition materially more difficult or costly or otherwise more disadvantageous to the Company, Parent or Holdco in any material respect), each of which involves the issuance of more than 20,000,000 common stock equivalents, whether or not such individual transactions are related to each other, or (ii) the sale or other disposition in any transaction or series of transactions, whether or not related to each other, by Parent or any Parent Subsidiary of any business or assets with an aggregate fair market value in excess of $3,500,000,000, excluding from such amount (x) sales of inventory in the ordinary course of business consistent with prior practice and
(y) the sale or disposition, in a single transaction or series of related transactions, of assets with an aggregate fair market value of $500,000,000 or less. The fair market value of any cable television systems disposed of by Parent or any Parent Subsidiary in exchange for cable television systems owned by third parties shall be included in such amount only to the extent, if any, in excess of the fair market value of the cable televisions systems acquired in such exchange by Parent or any Parent Subsidiary.


                                   ARTICLE VI

                              Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation To Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approvals and Parent Stockholder Approvals. The Company shall have obtained the Shareholder Approvals and Parent shall have obtained the Parent Stockholder Approvals.

          (b) NYSE Listing. The shares of Holdco Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law the absence of which would prohibit the consummation of the Mergers shall have been obtained or made.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of either Merger or preventing LMC or any of its subsidiaries from voting, as contemplated by the LMC Agreement, shares of Company Capital Stock that LMC or any such subsidiary is otherwise entitled to vote, shall be in effect; provided, however, that, subject to the proviso in Section 5.05(a), each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Holdco shall have received all state securities or "blue sky" authorizations necessary to issue the Holdco Capital Stock issuable pursuant to this Agreement.

          (f) FCC Approvals. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained without the imposition of any conditions or restrictions of the type referred to in Section 6.02(e)(ii), (iii) or (iv) that are not acceptable to Parent in its sole discretion.

          (g) Certain Proceedings. Each action or proceeding relating to the issue of whether the transactions contemplated by this Agreement violate, or require the consent of any person under, the TWE Partnership Agreement shall either (i) have been dismissed with prejudice or (ii) be subject to a final judgment that remains unstayed for a period of 60 days; provided, however, that this condition shall cease to be effective on December 23, 1996.

          (h) Voting Trust Approval. Either (A) Parent and the Company shall be satisfied that, and the FCC shall have confirmed that, the Voting Trust (as defined in the LMC Agreement) will be effective to prevent the beneficiaries thereunder from having an attributable interest, within the meaning of the FCC's rules and regulations, in the assets and businesses of Holdco by reason of the Holdco Capital Stock subject thereto or (B) the parties to the LMC Agreement (other than Parent and Time TBS Holdings, Inc.) shall have acknowledged that the procedures set forth in Section 4.1 of the LMC Agreement relating to exchange for nonvoting Holdco securities are applicable.

          SECTION 6.02. Conditions to Obligations of Parent, Holdco, Delaware Sub and Georgia Sub. The obligations of Parent, Holdco, Delaware Sub and Georgia Sub to effect the Mergers are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer (or the Executive Vice President) and the Chief Financial Officer of the Company to such effect.

          (b)  Performance of Obligations of the Company.   The Company shall
 have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer (or the Executive Vice President) and the Chief Financial Officer of the Company to such effect.

          (c) Letters from Company Affiliates. Holdco shall have received from each person named in the letter referred to in Section 5.11 an executed copy of an agreement substantially in the form of Exhibit A.

          (d) Tax Opinion. Parent and Holdco shall have received an opinion dated the Closing Date from Cravath, Swaine & Moore, based upon certificates and letters, which letters and certificates are substantially in the form set forth in Exhibit D and dated the Closing Date, to the effect that the TW Merger will qualify as an exchange governed by the provisions of Section 351 of the Code.

          (e) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Holdco of any shares of capital stock of the Company or the TBS Surviving Corporation, seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement or the LMC Agreement or seeking to obtain from the Company, Parent, Holdco or any of their respective subsidiaries any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent, Holdco, any Material Company Subsidiary or any Material Parent Subsidiary of any material portion of the business or assets of the Company, Parent, Holdco, any Material Company Subsidiary or any Material Parent Subsidiary or to compel the Company, Parent, Holdco, or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent, Holdco, any Material Company Subsidiary or any Material Parent Subsidiary as a result of the Mergers or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Holdco to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the TW Surviving Corporation or the TBS Surviving Corporation, including, without limitation, the right to vote such capital stock on all matters properly presented to the stockholders of the TW Surviving Corporation or the TBS Surviving Corporation, (iv) seeking to prohibit Parent or Holdco from effectively controlling in any material respect the business or operations of the Company or any Material Company Subsidiary or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (f) Investors' Agreements. Each of the other parties thereto shall have executed and delivered to Holdco an Investors' Agreement in the form of Exhibit C-1 or C-2, as applicable.

          (g) Cable Franchise Authorities. All necessary orders and permits approving the transactions contemplated by this Agreement from all applicable cable franchising authorities having jurisdiction over all or any portion of any material cable system operated by Parent or any Parent Subsidiary shall have been received.

          (h) Dissenters' Rights. The Company shall not have received pursuant to Section 1321(a)(1) of the Georgia BCC written notices of intent to demand payment in connection with the TBS Merger with respect to shares of Company Capital Stock representing more than 28,000,000 Company Common Stock equivalents (calculated on the basis that each share of Company Common Stock represents one Company Common Stock equivalent and each share of Class C Preferred Stock represents six Company Common Stock equivalents).

               SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the TBS Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to another date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer (or any executive vice president) and the chief financial officer of Parent to such effect.

          (b) Performance of Obligations. Parent, Holdco, Delaware Sub and Georgia Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer (or any executive vice president) and the chief financial officer of Parent to such effect.

          (c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) seeking to obtain from the Company, Parent, Holdco or any of their respective subsidiaries any damages that are material in relation to Holdco and its subsidiaries taken as a whole (determined after giving effect to the Mergers), (ii) seeking to prohibit or limit the ownership or operation by Parent, Holdco or any of their respective subsidiaries of any material portion of the business or assets of Holdco and its subsidiaries taken as a whole (determined after giving effect to the Mergers), or to compel Parent, Holdco or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Holdco and its subsidiaries, taken as a whole (determined after giving effect to the Mergers), as a result of the Mergers or any of the other transactions contemplated by this Agreement, or (iii) which otherwise is reasonably likely to have a material adverse effect on Holdco and its subsidiaries, taken as a whole (determined after giving effect to the Mergers).

          (d) Tax Opinion. The Company shall have received an opinion dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom, based upon certificates and letters, which letters and certificates are substantially in the form set forth in Exhibit D and dated the Closing Date, to the effect that the TBS Merger will qualify as an exchange governed by the provisions of
 Section 351 of the Code.


                                  ARTICLE VII

                      Termination, Amendment and Waiver

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Mergers, whether before or after the Shareholder Approvals or the Parent Stockholder Approvals:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if, at a duly held shareholders meeting of the Company or any adjournment thereof at which the Shareholder Approvals are voted upon, the Shareholder Approvals shall not have been obtained;

               (ii) if, at a duly held stockholders meeting of Parent or any adjournment thereof at which the Parent Stockholder Approvals are voted upon, the Parent Stockholder Approvals shall not have been obtained;

               (iii) if the Mergers shall not have been consummated on or before September 30, 1996, unless the failure to consummate the Mergers is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that if all the conditions set forth in Sections 6.01 (other than 6.01(g)), 6.02 and 6.03 have been satisfied at such date, either Parent or the Company may, by notice to the other prior to such date, extend such date to the latest date so extended by either party but in no event later than December 31, 1996;

               (iv) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and non-appealable;

               (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) or Section 6.03(a) or 6.03(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above); or

               (vi) if the FCC shall have issued an order or ruling or taken other action denying approval of the transactions contemplated by this Agreement, and such order, ruling or other action shall have become final and non-appealable;

          (c) by either Parent or the Company in the event that (i) all the conditions to the obligation of such party to effect the Mergers set forth in
 Section 6.01 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Mergers set forth in Section 6.02 (in the case of Parent) or Section 6.03 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in
 Section 7.01(b)(iii);

          (d) by Parent, if any order or approval of the FCC contemplated by
 Section 6.01(f) when obtained shall have included any conditions or restrictions of the type referred to in Section 6.02(e)(ii), (iii) or (iv) that are not acceptable to Parent in its sole discretion and such order or approval shall have become final and non-appealable;

          (e) by the Company, subject to Section 7.05(b), if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of the transactions contemplated by a takeover proposal; provided, however, that (i) the Company is not then in breach of Section 4.02 or in breach of any other representation, warranty, covenant or agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b), (ii) the Board of Directors of the Company shall have complied with
 Section 7.05(b) in connection with such takeover proposal and (iii) no termination pursuant to this Section 7.01(e) shall be effective unless the Company shall simultaneously make the payment required by Section 7.02(a);

          (f) by the Company, as contemplated by Section 5.16;

          (g) by the Company within 30 days of (i) Parent entering into any agreement providing for any merger or consolidation of Parent with or into any other person in which the shares of capital stock of Parent are to be exchanged for or converted into the right to receive anything other than Parent Common Stock, (ii) any person becoming an Acquiring Person (as defined in the Rights Agreement, as in effect on September 22, 1995), other than with the prior approval of the Board of Directors of Parent, or (iii) any person becoming an Acquiring Person (as defined in the Rights Agreement, as in effect on September 22, 1995, but determined, for purposes of this clause (iii), as if the reference therein to "15%" were to "30%"), in the case of clauses (ii) and (iii) above, (x) including any person excluded from the definition of "Acquiring Person" in the Rights Agreement by virtue of the acquisition of shares pursuant to a Qualifying Offer (as defined in the Rights Agreement, as in effect on September 22, 1995) and (y) regardless of whether the Rights Agreement is then in effect (and excluding, in all cases, this Agreement); or

          (h) by Parent to the extent required by Section 2.3 of the LMC Agreement.

          SECTION 7.02. Effect of Termination. (a) In the event that any person shall make a takeover proposal and thereafter (i) this Agreement is terminated (A) pursuant to Section 7.01(b)(i), (B) pursuant to Section 7.01(b)(iii) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach or such shorter period as may elapse between the date the Company becomes aware of such breach and the time of termination), (C) by the Company pursuant to Section 7.01(b)(iv) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach), (D) by Parent pursuant to Section 7.01(b)(v), (E) pursuant to Section 7.01(b)(vi) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach), (F) by the Company pursuant to
Section 7.01(c) or (G) pursuant to Section 7.01(e), and (ii) a definitive agreement with respect to a takeover proposal is executed, or a takeover proposal is consummated, at or within eighteen months after such termination, then the Company shall pay to Parent a fee of $175,000,000 (reduced by any amount actually paid by the Company pursuant to Section 7.02(b) in connection with such termination), which amount shall be payable by wire transfer of same day funds on the date such agreement is executed, or such takeover proposal is consummated, as applicable. The Company acknowledges that the agreements contained in this Section 7.02(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.02(a), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.02(a), the Company shall also pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

          (b) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(i) or by Parent pursuant to Section 7.01(b)(v), then the Company shall reimburse Parent for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum amount of $15,000,000, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor.

          (c) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(ii) or by the Company pursuant to
Section 7.01(b)(v), then Parent shall reimburse the Company for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum amount of $15,000,000, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor.

          (d) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Holdco, Delaware Sub, Georgia Sub or the Company, other than the provisions of Sections 3.01(l) and 3.02(j), the second sentence of Section 5.04, Section 5.10, this Section 7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Shareholder Approvals or the Parent Stockholder Approvals; provided, however, that (i) after the Shareholder Approvals, there shall be made no amendment that pursuant to the Georgia BCC requires further approval by the shareholders of the Company without the further approval of such shareholders and (ii) after the Parent Stockholder Approvals, there shall be made no amendment that pursuant to the DGCL requires further approval by the stockholders of Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Mergers, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 7.01, an amendment of this

Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of Parent, Holdco, Delaware Sub, Georgia Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.04, the duly authorized designee of its Board of Directors.

          (b) The Company shall provide to Parent written notice prior to any termination of this Agreement pursuant to Section 7.01(e) advising Parent (i) that the Board of Directors of the Company in the exercise of its good faith judgment as to its fiduciary duties to the shareholders of the Company under applicable law, after receipt of written advice of outside legal counsel, has determined (on the basis of such takeover proposal and the terms of this Agreement, as then in effect) that such termination is required in connection with a takeover proposal that is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such takeover proposal and this Agreement, including all conditions) and (ii) as to the material terms of any such takeover proposal.
At any time after two business days following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.01(e) only if the Board of Directors of the Company determines that such proposal is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such takeover proposal and this Agreement, including all conditions, and which determination shall be made in light of any revised proposal made by Parent prior to the expiration of such two business day period) and concurrently enters into a definitive agreement providing for the implementation of the transactions contemplated by such takeover proposal.


                                  ARTICLE VIII

                              General Provisions

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Mergers. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Mergers.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent, Holdco, Delaware Sub or Georgia Sub, to

               Time Warner Inc.
               75 Rockefeller Plaza
               New York, NY 10019

               Attention:  General Counsel

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Attention:  Peter S. Wilson, Esq.

          (b) if to the Company, to

               Turner Broadcasting System, Inc.
               One CNN Center
               Atlanta, GA 30303

               Attention:  General Counsel

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               300 South Grand Avenue
               Suite 3400
               Los Angeles, CA 90071

               Attention:  Thomas C. Janson, Jr., Esq.

          SECTION 8.03.  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (c) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section or Exhibit such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.08 and
Section 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that the provisions of the Georgia BCC shall be mandatorily applicable to the TBS Merger or this Agreement).

          SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that either Delaware Sub or Georgia Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Holdco or to any direct wholly owned subsidiary of Holdco, but no such assignment shall relieve Delaware Sub or Georgia Sub, as the case may be, of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Each of Georgia Sub and the Company hereby appoints the Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover,

Delaware 19901, as its agent for service of process in Delaware.

          SECTION 8.10. Waivers. Except as provided in this Agreement or any waiver pursuant to Section 7.04, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.


          IN WITNESS WHEREOF, Parent, Holdco, Delaware Sub, Georgia Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   TIME WARNER INC.,

                                     by /s/ Peter R. Haje
                                       -------------------------------
                                       Name: Peter R. Haje
                                       Title: Executive Vice President


                                   TW INC.,

                                     by /s/ Thomas W. McEnerney
                                       -------------------------------
                                       Name: Thomas W. McEnerney
                                       Title: Vice President


                                   TIME WARNER ACQUISITION CORP.,

                                     by /s/ Thomas W. McEnerney
                                       -------------------------------
                                       Name: Thomas W. McEnerney
                                       Title: Vice President

                                   TW ACQUISITION CORP.,

                                     by /s/ Thomas W. McEnerney
                                       -------------------------------
                                       Name: Thomas W. McEnerney
                                       Title: Vice President


                                   TURNER BROADCASTING SYSTEM, INC.,

                                     by /s/ R.E. Turner
                                       -------------------------------
                                       Name: R.E. Turner
                                       Title: President

                                                                     EXHIBIT A-1




                            FORM OF AFFILIATE LETTER



Time Warner Inc.
TW Inc.
75 Rockefeller Plaza
New York, New York 10019

Ladies and Gentlemen:

          I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995 (as amended from time to time, the "Merger Agreement"), by and among Time Warner Inc., a Delaware corporation ("Parent"), TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Holdco"), Time Warner Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holdco, TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of Holdco ("Georgia Sub"), and the Company, Georgia Sub will be merged into the Company (the "TBS Merger").

          Pursuant to the TBS Merger, each share of Class A Common Stock, par value $.0625 per share, of the Company owned by the undersigned, and each share of Class B Common Stock, par value $.0625 per share, of the Company owned by the undersigned, will be converted into the right to receive 0.75 of a share of Common Stock, par value $.01 per share, of Holdco ("Holdco Common Stock"), and each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company owned by the undersigned, will be converted into the right to receive 4.80 shares of Holdco Common Stock.

          I represent, warrant and covenant to Parent that, with respect to all Holdco Common Stock received as a result of the TBS Merger:

          1. I shall not make any sale, transfer or other disposition of Holdco Common Stock in violation of the Act or the Rules and Regulations.

          2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Holdco Common Stock with my counsel or counsel for the Company.

          3. I have been advised that the issuance of Holdco Common Stock to me pursuant to the TBS Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the TBS Merger was submitted for a vote of the shareholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of Holdco Common Stock has not been registered under the Act, I may not offer to sell, sell, transfer or otherwise dispose of Holdco Common Stock issued to me in the TBS Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Holdco, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. I understand that, except as provided in the Registration Rights Agreement to be entered into by Holdco and the undersigned as contemplated by the Merger Agreement, Holdco is under no obligation to register under the Act the sale, transfer or other disposition of Holdco Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

          5. I understand that Holdco will give stop transfer instructions to Holdco's transfer agents with respect to Holdco Common Stock issued to me, that such Holdco Common Stock will all be in certificated form and that the certificates therefor, or any substitutions therefor, will bear a legend substantially to the following effect:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED ____________, 199_, BETWEEN THE REGISTERED HOLDER HEREOF AND TIME WARNER INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TIME WARNER."

          6. I also understand that unless the transfer by me of my Holdco Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Holdco reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purpose of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired Holdco Common Stock received in the TBS Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired Holdco

Common Stock received in the TBS Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Holdco has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Holdco, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.

                                       Sincerely,



                                       __________________________
                                       Name:


Accepted this ___ day of
_______________, 199_:


Time Warner Inc.



By:  ________________
     Name:
     Title:

                                                                     EXHIBIT A-2




                            FORM OF AFFILIATE LETTER




TW Inc.
75 Rockefeller Plaza
New York, New York 10019

Ladies and Gentlemen:

                 I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of Time Warner Inc., a Delaware corporation (the "Parent"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995 (as amended from time to time, the "Merger Agreement"), by and among Parent, TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Holdco"), Time Warner Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holdco ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of Holdco, and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), Delaware Sub will be merged into Parent (the "TW Merger").

                 Pursuant to the TW Merger, each share of Parent Common Stock, par value $1.00 per share, owed by the undersigned will be converted into one share of Holdco Common Stock, par value $.01 per share ("Holdco Common Stock"), and each share of each series of Parent Preferred Stock owned by the undersigned will be converted into one share of a substantially identical series of preferred stock of Holdco ("Holdco Preferred Stock," and together with Holdco Common Stock, "Holdco Capital Stock").

                 I represent, warrant and covenant to the Company that, with respect to all Holdco Capital Stock received as a result of the TW Merger:

                 1. I shall not make any sale, transfer or other disposition of Holdco Capital Stock in violation of the Act or the Rules and Regulations.

                 2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Holdco Common Stock with my counsel or counsel for Parent.

                 3. I have been advised that the issuance of Holdco Capital Stock to me pursuant to the TW Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the TW Merger was submitted for a vote of the shareholders of the Parent, I may be deemed to have been an affiliate of Parent and the distribution by me of Holdco Capital Stock has not been registered under the Act, I may not offer to sell, sell, transfer or otherwise dispose of Holdco Capital Stock issued to me in the TW Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to the Company, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 4. I understand that Holdco will give stop transfer instructions to Holdco's transfer agents with respect to Holdco Capital Stock issued to me and that the certificates representing such Holdco Capital Stock (to the extent that such Holdco Capital Stock is in certificated from), or any substitutions therefor, will bear a legend substantially to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED ______________, 199_, BETWEEN THE REGISTERED HOLDER HEREOF AND TIME WARNER INC., A COPY OF

     WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TIME WARNER."

                 5. I also understand that unless the transfer by me of my Holdco Captial Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Holdco reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                 It is understood and agreed that the legends set forth in paragraphs 4 and 5 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purpose of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired Holdco Captial Stock received in the TW Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,
(ii) three years shall have elapsed from the date the undersigned acquired Holdco Capital Stock received in the TW Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) the Company has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                 Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter.

                                            Sincerely,



                                            ____________________________________
                                            Name:


Accepted this ___ day of
_______________, 199_:


Turner Broadcasting System, Inc.



By:  ________________
     Name:
     Title:

                                                                       EXHIBIT B



                                  REGISTRATION RIGHTS AGREEMENT, dated as
                          of                          , 1996, among TW INC.
                          (to be renamed TIME WARNER INC.), a Delaware corporation (the "Company"), and the Holders (as defined below).


                 WHEREAS, in connection with the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995 (the "Amended and Restated Merger Agreement"), among Time Warner Inc., a Delaware corporation ("Parent"), the Company, Time Warner Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company, TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of the Company, and Turner Broadcasting System, Inc., a Georgia corporation, each initial Holder will receive shares of Common Stock (as defined below); and

                 WHEREAS, in order to induce the initial Holders to execute and deliver to the Company the letters contemplated by Section 5.11 of the Amended and Restated Merger Agreement, the Company has agreed to provide each Holder with the registration rights set forth in this Agreement.


                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                 SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Advice" shall have the meaning set forth in Section 5 hereof.

                 "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Amended and Restated Merger Agreement" shall have the meaning set forth in the introductory clauses hereof.

                 "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

                 "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

                 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company issued to any Holder named on the signature pages hereof or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

                 "Company" shall have the meaning set forth in the introductory clauses hereof.

                 "Delay Period" shall have the meaning set forth in Section 2(d) hereof.

                 "Demand Notice" shall have the meaning set forth in Section 2(a) hereof.

                 "Demand Registration" shall have the meaning set forth in
Section 2(b) hereof.

                 "Effectiveness Period" shall have the meaning set forth in
Section 2(d) hereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Hold Back Period" shall have the meaning set forth in Section 4 hereof.

                 "Holder" means a person who owns Registrable Shares and is either (i) named on the signature pages hereof as a Holder, or (ii) a person who has agreed to be bound by the terms of this Agreement as if such person were a Holder and is (A) a person to whom a Holder has transferred Registrable Shares pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption),
(B) upon the death of any Holder, the executor of the estate of such Holder or any of such Holder's heirs, devisees, legatees or assigns or (C) upon the disability of any Holder, any guardian or conservator of such Holder.

                 "Interruption Period" shall have the meaning set forth in
Section 5 hereof.

                 "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Piggyback Registration" shall have the meaning set forth in
Section 3 hereof.

                 "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                 "Registrable Shares" means shares of Common Stock unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 145 or any other restrictions under the Securities Act or (iii) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (iii), such securities may be freely transferred without restriction under the Securities Act.

                 "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

                 "Registration Period" shall have the meaning set forth in
Section 2(a) hereof.

                 "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Shelf Registration" shall have the meaning set forth in
Section 2(b) hereof.

                 "underwritten registration or underwritten offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

                 SECTION 2. Demand Registration. (a) The Holders shall have the right, during the period (the "Registration Period") commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the

Securities Act all or any portion of the Registrable Shares designated by such Holders; provided, however, that the aggregate number of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Demand Notices received pursuant to the following sentence shall be at least 5,000,000. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each such Holder. The Holders as a group shall be entitled to three Demand Registrations pursuant to this Section 2 unless any Demand Registration does not become effective or is not maintained for a period (whether or not continuous) of at least 120 days (or such shorter period as shall terminate when all the Registrable Shares covered by such Demand Registration have been sold pursuant thereto), in which case the Holders will be entitled to an additional Demand Registration pursuant hereto.

                 (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (a "Demand Registration").

                 (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby
(i) in the case of a Registration that is not a Shelf Registration, for a period of 120 days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of 180 days from the date on which the SEC declares such Registration Statement effective, in either case (x) until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement), and (y) as such period may be extended pursuant to this Section 2.

                 (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if any executive officer of the Company determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 180 days minus (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Shares are entitled pursuant to this Section 2). The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period". The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

                 (e) Except to the extent required by agreements with other security holders of the Company or Parent entered into prior to September 22, 1995, the Company shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority in number of the Registrable Shares covered by such Registration Statement.

                 (f) Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on the Company's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required.

                 SECTION 3. Piggyback Registration. (a) Right To Piggyback. If at any time during the Registration Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the registration expenses payable with respect to the Registrable Shares so withdrawn.

                 (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

                 (c) Right To Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                 SECTION 4. Holdback Agreement. If (i) during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the 10 days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination in whole or in part of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period").

                 SECTION 5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

                 (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 2(b) hereof, and, subject to the Company's right to terminate or abandon a registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                 (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange
     Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

                 (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading:

                 (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

                 (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

                 (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                 (g) upon the occurrence of any event contemplated by paragraph 5(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (h) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

                 (i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

                 (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that
     (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

                 (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

                 The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

                 Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or

5(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

                 Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

                 SECTION 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company's counsel, selected by Holders of a majority of the Registrable Shares being registered, to represent all such Holders, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

                 SECTION 7. Underwriting Requirements. (a) Subject to Section 7(b) hereof, any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

                 (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Shares to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine.

                 SECTION 8. Indemnification. (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if
(i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares.

                 (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus.

                 (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses;
(2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                 (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 SECTION 9. Miscellaneous. (a) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

                 (b) Notices. All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

                 To the Company:

                 Time Warner Inc.
                 75 Rockefeller Plaza
                 New York, NY 10019
                 Telecopier:  (212) 765-0899

                 Attention:  General Counsel

                 With a copy to:

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, NY 10019
                 Telecopier:  (212) 474-3700

                 Attention:  Peter S. Wilson, Esq.

                 To the Holders:

                 R.E. Turner, III
                 In care of Turner Broadcasting System, Inc.
                 One CNN Center
                 Box 105366
                 Atlanta, GA 30348-5366
                 Telecopier:  (404) 827-3000

                 For Courier delivery
                 One CNN Center
                 Atlanta, GA 30303

                 Attention:  General Counsel

                 With a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 300 South Grand Avenue, Suite 3400
                 Los Angeles, CA 90071
                 Telecopier:  (213) 687-5600

                 Attention:  Thomas C. Janson, Jr., Esq.

                 Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) upon transmission, if sent by confirmed telecopier, (iii) one business day after being deposited with a next-day courier, postage prepaid, or (iv) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address or to such other telecopier number as such party may designate in writing from time to time).

                 (c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                 (d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

                 (e) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

                 (f) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

                 (g) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

                 (h) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

                 (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

                 (k) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of New York.

                 (l) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                       TW INC.,

                                       by _____________________________________
                                           Name:
                                           Title:


                                       ________________________________________
                                       R.E. Turner, III


                                       TURNER OUTDOOR, INC.,

                                       by _____________________________________
                                           Name:
                                           Title:


                                       TURNER FOUNDATION, INC.,

                                       by _____________________________________
                                           Name:
                                           Title:


                                       ROBERT E. TURNER CHARITABLE
                                       REMAINDER UNITRUST NO. 2,

                                       by _____________________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT C-1


                                  INVESTORS' AGREEMENT (NO. 1) dated as
                          of                          , among TW INC. (to be
                          renamed TIME WARNER INC.), a Delaware corporation ("Holdco"), and the other parties signatory hereto (each an "Investor").


                 This Agreement is entered into pursuant to Se ction 6.02(f) of the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995 (the "Amended and Restated Merger Agreement"), among Time Warner Inc., a Delaware corporation ("Parent"), Holdco, Time Warner Acquisition Corp., a Delaware corporation ("Delaware Sub") and a direct wholly owned subsidiary of Holdco, TW Acquisition Corp., a Georgia corporation ("Georgia Sub") and a direct wholly owned subsidiary of Holdco, and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"). In connection with the TBS Merger (as defined in the Amended and Restated Merger Agreement), subject to certain exceptions, (a) each share of Class A Common Stock, par value $.0625 per share, of the Company and each share of Class B Common Stock, par value $.0625 per share, of the Company will be converted into the right to receive 0.75 shares of Common Stock, par value $0.01 per share, of Holdco ("Holdco Common Stock") and (b) each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company will be converted into the right to receive 4.80 shares of Holdco Common Stock. As a condition to the obligations of Parent, Holdco, Delaware Sub and Georgia Sub to effect the Mergers (as defined in the Amended and Restated Merger Agreement), Parent, Holdco, Delaware Sub and Georgia Sub have required that each initial Investor enter into this Agreement.

                 Accordingly, it is hereby agreed as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement. Neither Holdco nor any of its subsidiaries or controlled Affiliates, on the one hand, nor the Principal Investor, on the other hand, shall be an "Affiliate" or an "Associate" of the other. The Turner Foundation, Inc. and the Robert E. Turner Charitable Foundation Unitrust No. 2 shall be deemed not to be Affiliate or Associates of any Investor.

                 A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of:

                 (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                 (ii) any securities (the "underlying securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                 "Board" shall mean the board of directors of Holdco.

                 "Charitable Transferee" shall mean any charitable organization described in Section 501(c)(3) of the Code.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

                 "Investor" shall mean each person that executes this Agreement in such capacity and each successor, assign and other person that pursuant to the terms hereof is required to become a party hereto as an Investor.

                 "Investors' Agreement (No. 2)" shall mean an Investors' Agreement (No. 2), substantially in the form of Exhibit C-2 to the Amended and Restated Merger Agreement.

                 "permitted transferee" of any natural person shall mean (i) in the case of the death of such person, such person's executors, administrators, testamentary trustees, heirs, devisees and legatees and (ii) such person's current or future spouse, parents, siblings or descendants or such parents', siblings' or descendants' spouses (the "Family Members").

                 "person" shall have the meaning given such term in the Amended and Restated Merger Agreement.

                 "Principal Investor" shall mean R.E. Turner, III.

                 "Qualified Stockholder" shall mean any Charitable Transferee or Qualified Trust from time to time bound as an "Investor" under an Investors' Agreement (No. 2).

                 "Qualified Trust" shall mean any trust described in Section 664 of the Code of which the Principal Investor or members of his family are income beneficiaries.

                 "Voting Power", when used with reference to any class or series of securities of Holdco, or any classes or series of securities of Holdco entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series (or classes or series) beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other person.

                 "Voting Securities", when used with reference to any person, shall mean any securities of such person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.

                                   ARTICLE II

                             Securities Act; Legend

                 SECTION 2.01. Transfers of Holdco Common Stock. None of the Investors may offer for sale or sell any shares of Holdco Common Stock acquired pursuant to the Amended and Restated Merger Agreement, or any interest therein, except (a) pursuant to a registration of such shares under the Securities Act and applicable state securities laws or (b) in a transaction as to which such Investor has delivered an opinion of counsel or other evidence reasonably satisfactory to Holdco, to the effect that such transaction is exempt from, or not subject to, the registration requirements of, the Securities Act and applicable state securities laws.

                 SECTION 2.02. Legends on Certificates. Each Investor shall hold in certificate form all shares of Holdco Common Stock owned by such Investor. Each certificate for shares of Holdco Common Stock issued to or beneficially owned by a person that is subject to the provisions of this Agreement shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN
     INVESTORS' AGREEMENT (NO. 1) DATED AS OF                          (THE
     "INVESTORS' AGREEMENT"), AMONG THE CORPORATION, THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION. A COPY OF THE INVESTORS' AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE INVESTORS' AGREEMENT.


                                  ARTICLE III

                            Covenants of the Parties

                 SECTION 3.01. Standstill. None of the Investors may (and each Investor shall cause its Affiliates and Associates that it controls, and use reasonable efforts to cause its other Affiliates and Associates, not to), without the prior written consent of the Board:

                 (a) publicly propose that any Investor or Qualified Stockholder or any Affiliate or Associate of any Investor or Qualified Stockholder enter into, directly or indirectly, any merger or other business combination involving Holdco or propose to purchase, directly or indirectly, a material portion of the assets of Holdco or any material subsidiary of Holdco, or make any such proposal privately if it would reasonably be expected to require Holdco to make a public announcement regarding such proposal;

                 (b) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any Voting Securities of Holdco or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Holdco;

                 (c) form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of Holdco, other than a group consisting solely of Investors and Qualified Stockholders;

                 (d) deposit any Voting Securities of Holdco into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Investors and Qualified Stockholders and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement;

                 (e) initiate, propose or otherwise solicit stockholders of Holdco for the approval of one or more stockholder proposals with respect to Holdco as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any stockholder proposal with respect to Holdco;

                 (f) except in accordance with Section 3.04, seek election to or seek to place a representative on the Board or seek the removal of any member of the Board;

                 (g) call or seek to have called any meeting of the stockholders of Holdco;

                 (h)(A) solicit, seek to effect, negotiate with or provide non-public information to any other person with respect to, (B) make any statement or proposal, whether written or oral, to the Board or any director or officer of Holdco with respect to, or (C) otherwise make any public announcement or proposal whatsoever with respect to any form of business combination transaction (with any person) involving a change of control of Holdco or the acquisition of a substantial portion of the equity securities or assets of Holdco or any material subsidiary of Holdco, including a merger, consolidation, tender offer, exchange offer or liquidation of Holdco's assets, or any restructuring, recapitalization or similar transaction with respect to Holdco or any material subsidiary of Holdco; provided, however, that the foregoing shall not (x) apply to any discussion between or among the Investors and the Qualified Stockholders or any of their respective officers, employees, agents or representatives or (y) in the case of clause (B) above, be interpreted to limit the ability of any Investor or Qualified Stockholder, or any designee of any Investor or Qualified Stockholder, on the Board to make any such statement or proposal or to discuss any such proposal with any officer or director of or advisor to Holdco or advisor to the Board unless, in either case, it would reasonably be expected to require Holdco to make a public announcement regarding such discussion, statement or proposal;

                 (i) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of Holdco (except for (A) voting as a holder of Voting Securities in accordance with the terms of such Voting Securities and (B) actions taken as a director or officer of Holdco);

                 (j) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or make any such disclosure privately if it would reasonably be expected to require Holdco to make a public announcement regarding such intention, plan or arrangement; or

                 (k) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage any other person in connection with any of the foregoing.

                 SECTION 3.02. Transfer Restrictions. None of the Investors may, without the prior written consent of Holdco, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any Voting Securities of Holdco, or any rights or options to acquire such Voting Securities, except in a transaction complying with any of the following clauses:

                 (a) to the underwriters in connection with an underwritten public offering of shares of such securities on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is in a manner that is intended to effect a broad distribution;

                 (b) to any wholly owned subsidiary of such Investor; provided, however, that such transferee becomes a party to this Agreement as an Investor;

                 (c) to any person in a transaction that complies with the volume and manner of sale provisions contained in Rules 144(e) and Rule 144(f) as in effect on the date hereof under the Securities Act (whether or not Rule 144 is in effect on the date of such transaction); provided, however, that dispositions pursuant to this clause (c) may not be made during any period that a person has made and not withdrawn or terminated a tender or exchange offer for Voting Securities of Holdco or announced its intention to make such an offer;

                 (d) to any person (including any pledgee of shares of Voting Securities), other than a person that such Investor, or any of its Affiliates or Associates, knows or, after commercially reasonable inquiry should have known, beneficially owns or, after giving effect to such sale, will beneficially own more than 5% of the aggregate Voting Power of the Voting Securities of Holdco;

                 (e) in the case of a natural person, to any permitted transferee of such person; provided, however, that such transferee becomes a party to this Agreement as an Investor;

                 (f) in a bona fide pledge of shares of Voting Securities of Holdco to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations; provided, however, that (i) such financial institution agrees to be bound by this Section 3.02 and (ii) the borrowings so secured are full recourse obligations of the pledgor and are entered into substantially simultaneously with such pledge;

                 (g) upon five Business Days' prior notice to Holdco, pursuant to the terms of any tender or exchange offer for Voting Securities of Holdco made pursuant to the applicable provisions of the Exchange Act or pursuant to any merger or consolidation of Holdco (but in the case of any tender or exchange offer, only so long as each Investor and Qualified Stockholder is at the time in substantial compliance with the provisions of Sections 3.01 and 3.05(c), whether or not bound by such provisions, and such tender or exchange offer is not materially related to any past noncompliance with such provisions by any Investor or Qualified Stockholder (whether or not bound by such provisions));

                 (h) a gift to a Charitable Transferee or Qualified Trust; provided, however, that (i) at the time of such gift, the Principal Investor and his Family Members constitute a sufficient number of the directors or trustees, as appropriate, of such Charitable Transferee or Qualified Trust to permit approval of matters by such Charitable Transferee or Qualified Trust without the approval of any other director or trustee of such Charitable Transferee or Qualified Trust and (ii) such Charitable Transferee or Qualified Trust is or simultaneously becomes a Qualified Stockholder (and Holdco agrees upon request to enter into an Investors' Agreement (No. 2) with such Charitable Transferee or Qualified Trust);

                 (i) to TCI Turner Preferred, Inc. ("TCITP") or its designee in accordance with the Stockholders' Agreement dated as of the same date as this Agreement among TCITP, Holdco and certain stockholders of Holdco; or

                 (j) to Holdco.

                 SECTION 3.03. Additional Agreements. None of the Investors may (and each Investor shall cause its Affiliates and Associates that it controls, and use reasonable efforts to cause its other Affiliates and Associates, not to) (a) publicly request Holdco or any of its agents, directly or indirectly, to amend or waive any provision of this Agreement or (b) knowingly take any action that would reasonably be expected to require Holdco to make a public announcement regarding the possibility of a transaction with such Investor.

                 SECTION 3.04. Board Representation. (a) Upon execution of this Agreement, Holdco shall use reasonable efforts to cause to be elected to the Board two persons designated by the Principal Investor who are Eligible Persons. "Eligible Person" means (i) the Principal Investor and (ii) any other individual (A) who is reasonably acceptable to the Board, (B) whose election to the Board would not, in the opinion of counsel for Holdco, violate or be in conflict with, or result in any material limitation on the ownership or operation of any business or assets of Holdco or any of its subsidiaries under, any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity and (C) who has agreed in writing with Holdco to comply with Section 3.01 and to resign as a director of Holdco if requested to do so pursuant to this Section 3.04. With respect to each meeting of stockholders of Holdco at which any designee of the Principal Investor on the Board comes up for reelection, Holdco shall use reasonable efforts to cause such designee (or another Eligible Person designated by the Principal Investor) to be included in the list of candidates recommended by the Board for election to the Board.
Upon the death, resignation or removal of any designee of the Principal Investor on the Board, Holdco shall use reasonable efforts to have the vacancy thereby created filled with an Eligible Person designated by the Principal Investor.

                 (b) Upon the Investors and (subject to Section 3.06) the Qualified Stockholders, taken together, ceasing to own of record and beneficially at least 50% of the Voting Securities of Holdco owned by the Investors and the Qualified Stockholders, taken together, immediately following the Mergers (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar transactions), the number of persons that the Principal Investor shall be entitled to designate for election to the Board shall be reduced to one. If at such time there are two designees of the Principal Investor on the Board, the Principal Investor shall specify which of such designees shall continue to be entitled to the benefits of Section 3.04(a), and the other designee shall thereafter cease to constitute a designee of the Principal Investor for the purposes of Section 3.04(a) (and, if requested by Holdco, such other designee shall resign from the Board).

                 (c) Upon (i) (A) the Investors and (subject to Section 3.06) the Qualified Stockholders, taken together, ceasing to own of record and beneficially at least one-third of the Voting Securities of Holdco owned by the Investors and the Qualified Stockholders, taken together, immediately following the Mergers (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar transactions) and (B) the Principal Investor ceasing to be an employee of Holdco or any subsidiary of Holdco, (ii) the death or incapacity of the Principal Investor, (iii) the wilful violation in any material respect of this Article by any Investor or (iv) five business days' prior written notice of termination from the Principal Investor, the number of persons that the Principal Investor shall be entitled to designate for election to the Board shall be reduced to zero. At such time, if requested by Holdco, each designee of the Principal Investor shall resign from the Board.

                 (d) The right of the Principal Investor to membership on the Board, as set forth in his employment agreement with Holdco to be entered into at the Effective Time of the Mergers, is not in addition to his rights under this Section 3.04.

                 (e) For the purposes of the calculations required by the first sentence of Section 3.04(b) and by Section 3.04(c)(i)(A), any Exempt Stock (as defined below) shall be excluded from the calculation of each of (i) the Voting Securities of Holdco owned of record and beneficially by the Qualified Stockholders on the date of such calculation and (ii) the Voting Securities of Holdco owned by the Qualified Stockholders immediately following the Mergers. "Exempt Stock" shall mean (A) any Holdco Common Stock acquired by any Qualified Stockholder pursuant to the

TBS Merger in exchange for Company Capital Stock owned by such Qualified Stockholder on September 22, 1995, and (B) any Holdco Common Stock acquired after the Effective Time of the Mergers by any Qualified Stockholder other than pursuant to Section 3.02(h).

                 SECTION 3.05. Additional Covenants. (a) None of the Investors shall permit any other Investor that is at any time after the date hereof a wholly owned subsidiary of such Investor to cease to be a wholly owned subsidiary of such Investor for so long as such other Investor owns any Voting Securities of Holdco.

                 (b) None of the Investors shall permit any of its subsidiaries, other than any such subsidiaries that are Investors, to hold, directly or indirectly, any shares of Voting Securities of Holdco.

                 (c) Each Investor shall use reasonable efforts to cause each of its officers, employees, agents and representatives not to take any action that would be prohibited under Section 3.01 if taken by such Investor.

                 SECTION 3.06. Certain Special Provisions. If at any time the Principal Investor and his Family Members cease to constitute a sufficient number of the directors or trustees, as applicable, of any Qualified Stockholder to permit approval of matters by such Qualified Stockholder without the approval of any other director or trustee of such Qualified Stockholder, the Voting Securities of Holdco held by such Qualified Stockholder shall thereafter be deemed not to be owned of record and beneficially by such Qualified Stockholder (or any Investor) for the purposes of Sections 3.04(b) and 3.04(c). The Principal Investor shall be liable to Holdco under this Agreement for any actions taken by any Qualified Stockholder that would have been violations of Section 3.01, 3.03 or 3.05(c) had such Qualified Stockholder been bound by such Sections.


                                   ARTICLE IV

                                 Miscellaneous

                 SECTION 4.01. Termination. (a) The covenants and agreements of the Investors in Sections 3.01, 3.03 and 3.05(c) shall terminate, except with respect to liability for prior breaches thereof, upon the last to occur of

(i) the Principal Investor ceasing to be an employee of Holdco or any subsidiary of Holdco, (ii) the Principal Investor ceasing to be a member of the Board, and (iii) the Principal Investor ceasing pursuant to Section 3.04(c) to be entitled to designate any Eligible Persons for election to the Board.

                 (b)  The covenants and agreements of the Investors in
Section 3.02 shall terminate, except with respect to liability for prior breaches thereof, on the fifth anniversary of the Effective Time of the Mergers.

                 (c) The covenants and agreements of Holdco in Section 3.04 shall terminate, except with respect to liability for prior breaches thereof, upon the Principal Investor ceasing pursuant to Section 3.04(c) to be entitled to designate any Eligible Persons for election to the Board.

                 (d) Without limiting Sections 4.01(a) and 4.01(b), the covenants and agreements of the Investors in Article III shall terminate, except with respect to liability for prior breaches thereof, if the Board does not (i) on the date of execution of this Agreement, elect to the Board the two Eligible Persons designated by the Principal Investor, (ii) recommend for election by the stockholders of Holdco to the Board any Eligible Person designated by the Principal Investor in accordance with Section 3.04 or (iii) reasonably promptly after request from the Principal Investor, fill any vacancy created on the Board upon the death, resignation or removal of any designee of the Principal Investor on the Board with another Eligible Person designated by the Principal Investor, in each case if the effect of such failure is that the Principal Investor does not have the representation on the Board to which he is entitled under Section 3.04.

                 (e) The other covenants and agreements set forth in this Agreement shall terminate, except with respect to liability for prior breaches thereof, upon the later of (i) the termination of Section 3.01 pursuant to
Section 4.01(a) or 4.01(d) and (ii) the termination of Section 3.02 pursuant to
Section 4.01(b) or 4.01(d).

                 SECTION 4.02.  Entire Agreement; Assignment.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except as provided in Section 3.02, shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Any person who agrees pursuant to Section 3.02 to become a party to this Agreement as an Investor shall thereupon become, and have all the rights and obligations of, an Investor hereunder. Any attempted assignment or transfer in violation of this Section 4.02 shall be void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and assigns.

                 SECTION 4.03. Amendments; Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof.

                 SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          If to any Investor, to:

                                  R.E. Turner, III
                                  In care of Turner Broadcasting System, Inc.
                                  One CNN Center
                                  Box 105366
                                  Atlanta, GA 30348-5366
                                  Facsimile:  (404) 827-3000

                                  For Courier delivery:
                                  One CNN Center
                                  Atlanta, GA 30303

                                  Attention:  General Counsel


                          If to Holdco, to:

                                  Time Warner Inc.
                                  75 Rockefeller Plaza
                                  New York, NY 10019
                                  Facsimile:  (212) 956-7281

                                  Attention:  General Counsel

                          with a copy (which shall not constitute notice) to:

                                  Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, NY 10019
                                  Facsimile:  (212) 474-3700

                                  Attention:  Peter S. Wilson, Esq.

                 SECTION 4.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                 SECTION 4.06. Specific Performance. Each party recognizes and acknowledges that a breach by it of Article III would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach any of the other parties shall be entitled to seek the remedy of specific performance of such Article III and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 SECTION 4.07. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 4.08. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 4.09. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                 SECTION 4.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


                 IN WITNESS WHEREOF, Holdco and each Investor have caused this Agreement to be duly executed as of the day and year first above written.


                                   TW INC.,

                                     by
                                        ________________________________________
                                        Name:
                                        Title:


                                  ______________________________________________
                                  R.E. Turner, III


                                  TURNER OUTDOOR, INC.,

                                    by
                                       _________________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT C-2



                              INVESTORS' AGREEMENT (NO. 2) dated as
                          of                          , among TW INC. (to be
                          renamed TIME WARNER INC.), a Delaware corporation ("Holdco"), and the other parties signatory hereto (each an "Investor").


                 This Agreement is entered into pursuant to Section 6.02(f) of the Amended and Restated Agreement and Plan of Merger (the "Amended and Restated Merger A greement"), among Time Warner Inc., a Delaware corporation ("Parent"), Holdco, Time Warner Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holdco, TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of Holdco, and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"). In connection with the TBS Merger (as defined in the Amended and Restated Merger Agreement), subject to certain exceptions, (a) each share of Class A Common Stock, par value $.0625 per share, of the Company and each share of Class B Common Stock, par value $.0625 per share, of the Company will be converted into the right to receive 0.75 shares of Common Stock, par value $0.01 per share, of Holdco ("Holdco Common Stock") and (b) each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company will be converted into the right to receive 4.80 shares of Holdco Common Stock.

                 Accordingly, it is hereby agreed as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

                 A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of:

                 (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                 (ii) any securities (the "underlying securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                 "Covered Holdco Common Stock" shall mean (i) any shares of Holdco Common Stock transferred to an Investor pursuant to Section 3.02(h) of
the Investors' Agreement (No. 1) dated as of [          ] among Holdco and
certain stockholders of Holdco and (ii) any shares of Holdco Common Stock acquired by any Investor pursuant to the TBS Merger otherwise than in exchange for Company Common Stock owned by such Investor on September 22, 1995.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

                 "Investor" shall mean each person that executes this Agreement in such capacity.

                 "person" shall have the meaning given such term in the Amended and Restated Merger Agreement.

                 "Voting Power", when used with reference to any class or series of securities of Holdco, or any classes or series of securities of Holdco entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series (or classes or series) beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other person.

                 "Voting Securities", when used with reference to any person, shall mean any securities of such person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.


                                   ARTICLE II

                             Securities Act; Legend

                 SECTION 2.01. Transfers of Holdco Common Stock. None of the Investors may offer for sale or sell any shares of Holdco Common Stock acquired pursuant to the Amended and Restated Merger Agreement, or any interest therein, except (a) pursuant to a registration of such shares under the Securities Act and applicable state securities laws or (b) in a transaction as to which such Investor has delivered an opinion of counsel or other evidence reasonably satisfactory to Holdco, to the effect that such transaction is exempt from, or not subject to, the registration requirements of, the Securities Act and applicable state securities laws.

                 SECTION 2.02. Legends on Certificates. Each Investor shall hold in certificate form all shares of Covered Holdco Common Stock owned by such Investor. Each certificate for shares of Covered Holdco Common Stock issued to or beneficially owned by a person that is subject to the provisions of this Agreement shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN
         INVESTORS' AGREEMENT (NO. 2) DATED AS OF                        ,
         (THE "INVESTORS' AGREEMENT"), BETWEEN THE CORPORATION AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE INVESTORS' AGREEMENT MAY BE OBTAINED FROM THE

         CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE INVESTORS' AGREEMENT.


                                  ARTICLE III

                           Covenants of the Investors


                 SECTION 3.01. Transfer Restrictions. None of the Investors may, without the prior written consent of Holdco, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any Covered Holdco Common Stock, or any rights or options to acquire Covered Holdco Common Stock, except in a transaction complying with any of the following clauses:

                 (a) to the underwriters in connection with an underwritten public offering of shares of such securities on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is in a manner that is intended to effect a broad distribution;

                 (b) to any person in a transaction that complies with the volume and manner of sale provisions contained in Rules 144(e) and Rule 144(f) as in effect on the date hereof under the Securities Act (whether or not Rule 144 is in effect on the date of such transaction); provided, however, that dispositions pursuant to this clause (b) may not be made during any period that a person has made and not withdrawn or terminated a tender or exchange offer for Voting Securities of Holdco or announced its intention to make such an offer;

                 (c) to any person (including any pledgee of Covered Holdco Common Stock), other than a person that such Investor, or any of its Affiliates, Associates, directors or trustees, knows or, after commercially reasonable inquiry should have known, beneficially owns or, after giving effect to such sale, will beneficially own more than 5% of the aggregate Voting Power of the Voting Securities of Holdco;

                 (d) in a bona fide pledge of shares of Covered

         Holdco Common Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations; provided, however, that (i) such financial institution agrees to be bound by this Section 3.01 and (ii) the borrowings so secured are full recourse obligations of the pledgor and are entered into substantially simultaneously with such pledge;

                 (e) upon five Business Days' prior notice to Holdco, pursuant to the terms of any tender or exchange offer for Covered Holdco Common Stock made pursuant to the applicable provisions of the Exchange Act or pursuant to any merger or consolidation of Holdco;

                 (f) to TCI Turner Preferred, Inc. ("TCITP") or its designee in
         accordance with the Stockholders' Agreement dated as of [            ]
         among TCITP, Holdco and certain stockholders of Holdco; or

                 (g) to Holdco.


                                   ARTICLE IV

                                 Miscellaneous

                 SECTION 4.01.  Termination.  The covenants and agreements of the Investors in Section 3.01 shall terminate, except with respect to liability for prior breaches thereof, on the earlier of (a) the fifth anniversary of the Effective Time of the Mergers and (b) the date on which the covenants and agreements contained in Section 3.02 of the Investors' Agreement (No. 1) dated
as of [          ], among Holdco and certain of its other stockholders, have been terminated.

                 SECTION 4.02.  Entire Agreement; Assignment.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Any attempted assignment or transfer in violation of this Section 4.02 shall be void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 SECTION 4.03. Amendments; Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof.

                 SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 If to any Investor, to:

                          R.E. Turner, III
                          In care of Turner Broadcasting System, Inc.
                          One CNN Center
                          Box 105366
                          Atlanta, GA 30348-5366
                          Facsimile:  (404) 827-3000

                          For Courier delivery:
                          One CNN Center
                          Atlanta, GA 30303

                          Attention:  General Counsel

                 If to Holdco, to:

                          Time Warner Inc.
                          75 Rockefeller Plaza
                          New York, NY 10019
                          Facsimile:  (212) 956-7281

                          Attention:  General Counsel
                 with a copy (which shall not constitute notice) to:

                          Cravath, Swaine & Moore
                          Worldwide Plaza
                          825 Eighth Avenue
                          New York, NY 10019
                          Facsimile:  (212) 474-3700

                          Attention:  Peter S. Wilson, Esq.

                 SECTION 4.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                 SECTION 4.06. Specific Performance. Each party recognizes and acknowledges that a breach by it of Article III would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach any of the other parties shall be entitled to seek the remedy of specific performance of such Article III and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 SECTION 4.07. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 4.08. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 4.09. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                 SECTION 4.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


                 IN WITNESS WHEREOF, Holdco and each Investor have caused this Agreement to be duly executed as of the day and year first above written.


                                    TW INC.,

                                      by
                                         _______________________________________
                                         Name:
                                         Title:


                                   INITIAL INVESTORS:

                                   TURNER FOUNDATION, INC.,

                                     by
                                        ________________________________________
                                        Name:
                                        Title:


                                   ROBERT E. TURNER CHARITABLE
                                   FOUNDATION UNITRUST NO. 2,

                                     by
                                        ________________________________________
                                        Name:
                                        Title:

                                                                    Exhibit D(i)
                                [Letterhead of]

                                    TW INC.

                         TIME WARNER ACQUISITION CORP.

                              TW ACQUISITION CORP.

                              TIME WARNER INC.

                                                            [Closing Date], 199_


Dear Sirs:

                 In connection with the opinions to be delivered by you pursuant to Sections 6.02(d) and 6.03(d) of the Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of September 22, 1995 by and among Time Warner Inc., a Delaware corporation ("Parent"), TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TW Inc. ("Delaware Sub"), TW Acquisition Corp., a Georgia Corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), pursuant to which Delaware Sub will merge with and into Parent (the "TW Merger") and Georgia Sub will merge with and into the Company (the "TBS Merger") (collectively, the "Mergers") in the manner described in the Agreement and the Proxy

Statement [dated         ], I certify, after due inquiry and investigation,
that to the best of my knowledge and belief: 1/ (i) the facts relating to the contemplated Mergers, as described in the Agreement and the Proxy Statement
[dated        ], are, in each case, insofar as such facts pertain to TW Inc.,
Delaware Sub, Georgia Sub or Parent true, correct and complete in all material respects, (ii) Delaware Sub and Georgia Sub are transitory subsidiaries of TW Inc. formed solely for the purpose of facilitating the Mergers and will not survive the Mergers, (iii) there is no plan or intention on the part of TW Inc. or any of its affiliates to redeem or otherwise reacquire any stock to be issued in the Mergers, (iv) there is no plan or intention by TW Inc. to dispose of the stock of TW Surviving Corporation or TBS Surviving Corporation, (v) TW Inc., Delaware Sub, Georgia Sub and Parent will pay each of their respective expenses, if any, incurred in connection with the Mergers and (vi) TW Inc. will not be an investment company within the meaning of Section 351(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations
Section 1.351-1(c)(1)(ii).





 ____________________

    1/ Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

                 I understand that you will be relying on the representations contained in this letter in rendering the aforementioned opinion.

                                          TW INC.


                                          by ___________________________________
                                             Title:
                                             Date:


                                          TIME WARNER ACQUISITION CORP.


                                          by ___________________________________
                                             Title:
                                             Date:


                                          TW ACQUISITION CORP.


                                          by ___________________________________
                                             Title:
                                             Date:

                                          TIME WARNER INC.


                                          by ___________________________________
                                             Title:
                                             Date:




Cravath, Swaine & Moore
   Worldwide Plaza
       825 Eighth Avenue
          New York, NY 10019

Skadden, Arps, Slate, Meagher & Flom
   300 South Grand Avenue
       Los Angeles, CA 90071

                                                                   Exhibit D(ii)


                                [Letterhead of]

                        TURNER BROADCASTING SYSTEM INC.





                                                            [Closing Date], 199_

Dear Sirs:

       In connection with the opinions to be delivered by you pursuant to Sections 6.02(d) and 6.03(d) of the Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of September 22, 1995 by and among Time Warner Inc., a Delaware corporation ("Parent"), TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdco ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), pursuant to which Delaware Sub will merge with and into Parent (the "TW Merger") and Georgia Sub will merge with and into the Company (the "TBS Merger") (collectively, the "Mergers"), in the manner described in the Agreement and the
Proxy Statement [dated         ], I certify, after due inquiry and
investigation, that to the best of my knowledge and belief: 1/ (i) the facts relating to the contemplated Mergers, as described in the Agreement and the
Proxy Statement [dated            ], are, in each case, insofar as such facts
pertain to TBS, true, correct and complete in all material respects and (ii) TBS will pay its expenses, if any, incurred in connection with the Mergers.
       I understand that you will be relying on the representations contained in this letter in rendering the aforementioned opinion.

                                          TURNER BROADCASTING SYSTEM INC.


                                           by __________________________________
                                              Title:
                                              Date:


Cravath, Swaine & Moore
   Worldwide Plaza
       825 Eighth Avenue
          New York, NY 10019

Skadden, Arps, Slate, Meagher & Flom
   300 South Grand Avenue
       Los Angeles, CA 90071





____________________

     1/ Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

                                                                  Exhibit D(iii)


                      Certificate by R. E. Turner, III

                                                            [Closing Date], 199_

       In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement") by and among Parent, TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TW Inc. ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and
(ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to
Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof I am not bound by any agreement, understanding or contract to sell, transfer or otherwise dispose of any of the TW Inc. Common Stock (as such term is defined in the Agreement) to be received by me pursuant to the Agreement.


                                    By: ________________________________________
                                              R. E. Turner, III


                                        Date:

                                                                   Exhibit D(iv)


                  Certificate by TCI Turner Preferred, Inc.

                                                            [Closing Date], 199_

       In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement") by and among Parent, TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TW Inc. ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and
(ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to
Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof: (i) TCI Turner Preferred, Inc. ("TCITP") is not bound, except
to the extent provided in the Voting Trust Agreement [dated           ] among
TCITP, United Cable Turner Investment, Inc., Communication Capital Corp. and Gerald M. Levin, by any agreement, understanding or contract to sell, transfer or otherwise dispose of any of the TW Inc. Capital Stock (as such term is defined in this

Agreement) received by TCITP pursuant to the Agreement and (ii) except to the extent provided in Section 5.15 of the Agreement, no other person will pay any expenses incurred by TCITP in connection with the transactions undertaken pursuant to the Agreement.


                                  TCI TURNER PREFERRED, INC.


                                  by: __________________________________________
                                      Title:
                                      Date:

                                                                    Exhibit D(v)


             Certificate by United Cable Turner Investment, Inc.

                                                            [Closing Date], 199_

       In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement") by and among Parent, TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TW Inc. ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and
(ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to
Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof: (i) United Cable Turner Investment, Inc. ("UCT") is not bound,
except to the extent provided in the Voting Trust Agreement [dated           ]
among UCT, TCI Turner Preferred, Inc., Communication Capital Corp. and Gerald
M. Levin, by any agreement, understanding or contract to sell, transfer or otherwise dispose of any of the TW Inc. Capital Stock (as such term is defined in this

Agreement) received by UCT pursuant to the Agreement and (ii) except to the extent provided in Section 5.15 of the Agreement, no other person will pay any expenses incurred by UCT in connection with the transactions undertaken pursuant to the Agreement.


                                  UNITED CABLE TURNER INVESTMENT, INC.


                                  by: __________________________________________
                                      Title:
                                      Date:

                                                                   Exhibit D(vi)


                 Certificate by Communication Capital Corp.

                                                            [Closing Date], 199_

       In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement") by and among Parent, TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TW Inc. ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and
(ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to
Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof: (i) Communication Capital Corp. ("CCC") is not bound, except to the extent provided in the Voting Trust Agreement [dated
          ] among CCC, TCI Turner Preferred, Inc., United Cable Turner Investment, Inc. and Gerald M. Levin, by any agreement, understanding or contract to sell, transfer or otherwise dispose of any of the TW Inc. Capital Stock (as such term is defined in the

Agreement) received by CCC pursuant to the Agreement and (ii) except to the extent provided in Section 5.15 of the Agreement, no other person will pay any expenses incurred by CCC in connection with the transactions undertaken pursuant to the Agreement.


                                  COMMUNICATION CAPITAL CORP.


                                  by: __________________________________________
                                      Title:
                                      Date:

                                                                  Exhibit D(vii)


                     Certificate by Turner Outdoor Inc.

                                                            [Closing Date], 199_

       In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement") by and among Parent, TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("TW Inc."), Time Warner Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TW Inc. ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of TW Inc. ("Georgia Sub") and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and
(ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to
Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof Turner Outdoor Inc. ("Outdoor") is not bound by any agreement, understanding or contract to sell, transfer or otherwise dispose of any of the TW Inc. Common Stock (as defined in the Agreement) received by it pursuant to the Agreement.


                                  TURNER OUTDOOR INC.


                                  by: __________________________________________
                                      Title:
                                      Date: